Exhibit 2.1

SIMPLIFICATION AGREEMENT

by and among

AMGP GP LLC,

ANTERO MIDSTREAM GP LP,

ANTERO IDR HOLDINGS LLC,

ARKROSE MIDSTREAM PREFERRED CO LLC,

ARKROSE MIDSTREAM NEWCO INC.,

ARKROSE MIDSTREAM MERGER SUB LLC,

ANTERO MIDSTREAM PARTNERS GP LLC

and

ANTERO MIDSTREAM PARTNERS LP

Dated as of October 9, 2018

4.9	No Dissenters’ Rights	28
4.10	Adjustments to Prevent Dilution	28

ARTICLE V

Representations and Warranties of the AMLP Parties

5.1	Representations and Warranties of AMLP	29
5.2	Representations and Warranties of AMLP GP	31

ARTICLE VI

Representations and Warranties of the AMGP Parties

6.1	Representations and Warranties of AMGP	34
6.2	Representations and Warranties of AMGP GP	38
6.3	Representations and Warranties of IDR Holdings, Preferred Co, NewCo and Merger Sub	40

ARTICLE VII

Covenants

7.1	Preparation of Joint Proxy Statement, Registration Statement	42
7.2	AMLP Unitholder Meeting and AMGP Shareholder Meeting	44
7.3	Further Assurances	46
7.4	HSR Act	46
7.5	Press Releases	48
7.6	Certain Business Activities	48
7.7	Conflicts Committees	49
7.8	Tax Treatment	49
7.9	Notification of Certain Matters	50
7.10	Listing of AMGP Common Stock	50
7.11	Certain Consents	50
7.12	Indemnification and Insurance	50
7.13	Takeover Statutes	51
7.14	Dividends and Distributions	51

ARTICLE VIII

Conditions

8.1	Conditions to Each Party’s Obligation to Effect the Transactions	51
8.2	Conditions to Obligations of the AMGP Parties	52
8.3	Conditions to Obligation of the AMLP Parties	52

ARTICLE IX

Termination

9.1	Termination by Mutual Consent	53
9.2	Termination by Either the AMLP Parties or the AMGP Parties	53
9.3	Termination by the AMLP Parties	53
9.4	Termination by the AMGP Parties	54
9.5	Expenses and Other Payments	54
9.6	Effect of Termination and Abandonment	54

ARTICLE X

Miscellaneous and General

10.1	Survival	54
10.2	Modification or Amendment	55
10.3	Waiver of Conditions; Any Determinations, Decisions, Etc.	55
10.4	Counterparts	55
10.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE	55
10.6	Notices	57
10.7	Entire Agreement	59
10.8	No Third-Party Beneficiaries	59
10.9	Transfer Taxes	60
10.10	Severability	60
10.11	Successors and Assigns	60

Exhibit A	Voting Agreements
Exhibit B	Registration Rights Agreement
Exhibit C	Stockholders Agreement
Exhibit D	AMLP Partnership Agreement Amendment
Exhibit E	Certificate of Conversion
Exhibit F	AMGP Corp Certificate of Incorporation
Exhibit G	AMGP Corp Bylaws
Exhibit H	Certificate of Designations

SIMPLIFICATION AGREEMENT

This SIMPLIFICATION AGREEMENT (this “Agreement”), dated as of October 9, 2018, is entered into by and among AMGP GP LLC (“AMGP GP”), a Delaware limited liability company and the general partner of Antero Midstream GP LP, a Delaware limited partnership (“AMGP”), AMGP, Antero IDR Holdings LLC, a Delaware limited liability company and subsidiary of AMGP (“IDR Holdings”), Arkrose Midstream Preferred Co LLC, a Delaware limited liability company and wholly owned subsidiary of AMGP (“Preferred Co”), Arkrose Midstream Newco Inc., a Delaware corporation and a wholly owned subsidiary of AMGP (“NewCo”), Arkrose Midstream Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of NewCo (“Merger Sub”), Antero Midstream Partners GP LLC (“AMLP GP”), a Delaware limited liability company and the general partner of Antero Midstream Partners LP, a Delaware limited partnership (“AMLP”), and AMLP. Each of the parties hereto is sometimes individually referred to herein as a “party” and are collectively referred to herein as the “parties”.

RECITALS:

A.                                    AMGP GP is the general partner of AMGP and holds the non-economic general partner interest in AMGP (the “AMGP General Partner Interest”).

B.                                    AMGP is (i) the sole member of AMLP GP, which holds the non-economic general partner interest in AMLP (the “AMLP General Partner Interest”), (ii) the holder of all of the Series A Units (as hereinafter defined) of IDR Holdings (iii) the sole member of Preferred Co, and (iv) the sole stockholder of NewCo, which itself is the sole member of Merger Sub.

C.                                    The Series B Holders (as hereinafter defined) hold all of the Series B Units (as hereinafter defined) of IDR Holdings.

D.                                    IDR Holdings holds all of the AMLP IDRs (as hereinafter defined).

E.                                     Concurrently with the execution of this Agreement, that certain Limited Liability Company Agreement of IDR Holdings, dated as of December 31, 2016, as amended on May 9, 2018, was further amended (as further amended, the “IDR Holdings LLC Agreement”) to provide for the mandatory exchange of the Series B Units for AMGP Common Stock (as hereinafter defined) held by NewCo in connection with the consummation of the Transactions contemplated hereby.

F.                                      The parties desire to enter into this Agreement to evidence their agreement to consummate a series of transactions that includes (i) at the election of AMLP GP, the merger of AMLP GP with and into AMGP with AMGP surviving the merger, (ii) the conversion of AMGP from a limited partnership into a corporation under the laws of the State of Delaware, (iii) the issuance by AMGP Corp (as hereinafter defined) of AMGP Preferred Stock (as hereinafter defined) to Preferred Co, and the transfer of AMGP Preferred Stock by Preferred Co to the Antero Foundation for no consideration, (iv) the contribution by AMGP Corp of AMGP Common Stock to NewCo, (v) the merger of Merger Sub with and into AMLP with AMLP surviving the merger and pursuant to which holders of AMLP Common

Units shall have the right to receive the Merger Consideration (as hereinafter defined), and (vi) the exchange by the Series B Holders of Series B Units for AMGP Common Stock held by NewCo.

G.                                    The Board of Directors of AMGP GP (the “AMGP GP Board”) previously formed a Conflicts Committee (as defined in the Agreement of Limited Partnership of AMGP, dated as of May 9, 2017 (the “AMGP Partnership Agreement”)) (and such Conflicts Committee is referred to herein as the “AMGP Conflicts Committee”) and delegated authority to, among other things, (i) consider, explore, review, analyze and evaluate one or more potential transactions involving Antero Resources and/or AMLP, (ii) make such investigation of potential alternatives to such transactions, including maintaining the status quo, as the AMGP Conflicts Committee deems necessary or appropriate, (iii) authorize, empower or direct the officers and employees of AMGP GP, and its subsidiaries, and any of them, for and on behalf of AMGP, to provide the AMGP Conflicts Committee with such information and assistance as may be requested by the AMGP Conflicts Committee, (iv) review, evaluate, solicit, structure, and, if deemed sufficiently favorable to the interests of AMGP, negotiate, or delegate the ability to negotiate, the terms and provisions, and determine the advisability, of one or more of such transactions, (v) determine whether or not to approve one or more of such transactions by Special Approval (as defined in the AMGP Partnership Agreement), (vi) make a recommendation to the AMGP GP Board to approve or disapprove any such transaction, and (vii) do such other things and make such other recommendations to the AMGP GP Board as it may determine, in its sole discretion, to be advisable in connection with the foregoing clauses (i) through (vi).

H.                                   The Board of Directors of AMLP GP (the “AMLP GP Board”) previously formed a Conflicts Committee (as defined in the Agreement of Limited Partnership of AMLP, dated as of November 10, 2014, as amended by Amendment No. 1, dated as of February 23, 2016, and Amendment No. 2, dated as of December 20, 2017 (the “AMLP Partnership Agreement”)) (and such Conflicts Committee is referred to herein as the “AMLP Conflicts Committee”) and delegated authority to, among other things, (i) consider, explore, review, analyze and evaluate one or more potential transactions involving Antero Resources and/or AMGP, (ii) make such investigation of potential alternatives to such transactions, including maintaining the status quo, as the AMLP Conflicts Committee deems necessary or appropriate, (iii) authorize, empower or direct the officers and employees of AMLP GP, and its subsidiaries, and any of them, for and on behalf of AMLP, to provide the AMLP Conflicts Committee with such information and assistance as may be requested by the AMLP Conflicts Committee, (iv) review, evaluate, solicit, structure, and, if deemed sufficiently favorable to the interests of AMLP, negotiate, or delegate the ability to negotiate, the terms and provisions, and determine the advisability, of one or more of such transactions, (v) determine whether or not to approve one or more of such transactions by Special Approval (as defined in the AMLP Partnership Agreement), (vi) make a recommendation to the AMLP GP Board to approve or disapprove any such transaction, and (vii) if so approved by the AMLP Conflicts Committee, together with the approval by the AMLP GP Board, to take such other actions as are necessary or advisable to consummate any such transaction.

I.                                        The AMGP Conflicts Committee has, acting in good faith, unanimously (i) determined that the Transactions (as hereinafter defined) are in the best interests of AMGP and the Disinterested AMGP Shareholders, (ii) approved this Agreement and the Transactions, (iii) recommended that the AMGP GP Board approve the Transaction Documents (as hereinafter defined), to which AMGP and AMGP GP are a party and the Transactions contemplated thereby, and (iv) recommended that the AMGP GP Board submit the AMGP Shareholder Proposals (as hereinafter defined) to a vote of the holders of AMGP Common Shares, and recommended approval by Disinterested AMGP Shareholders.

J.                                        The AMGP GP Board, upon the recommendation of the AMGP Conflicts Committee, has (i) determined that the Transactions are in the best interests of AMGP and the holders of AMGP Common Shares, (ii) approved this Agreement and the Transactions, and (iii) resolved to submit the AMGP Shareholder Proposals to a vote of the holders of AMGP Common Shares, and recommended approval of the AMGP Shareholder Proposals by the holders of AMGP Common Shares.

K.                                    The members of AMGP GP have unanimously approved this Agreement and the consummation of the Transactions.

L.                                     The AMLP Conflicts Committee has, acting in good faith, unanimously (i) determined that the Transactions are in the best interests of AMLP and the Disinterested AMLP Unitholders, (ii) approved this Agreement and declared advisable the consummation of the Transactions, (iii) recommended that the AMLP GP Board approve the Transaction Documents to which AMLP and AMLP GP are a party and the consummation of the Transactions contemplated thereby, and (iv) recommended that the AMLP GP Board submit the AMLP Unitholder Proposals (as hereinafter defined) to a vote of the holders of AMLP Common Units, and recommended approval of the AMLP Unitholder Proposals by the holders of AMLP Common Units.

M.                                 The AMLP GP Board, upon the recommendation of the AMLP Conflicts Committee, has (i) determined that the Transactions are in the best interests of AMLP and the holders of AMLP Common Units, (ii) approved this Agreement and declared advisable the consummation of the Transactions, and (iii) resolved to submit the AMLP Unitholder Proposals to a vote of the holders of AMLP Common Units, and recommended approval of the AMLP Unitholder Proposals by the holders of AMLP Common Units.

N.                                    As a condition to AMGP’s willingness to enter into this Agreement, AMGP, AMGP GP and Antero Resources have entered into a Voting and Support Agreement, dated as of the date of this Agreement (the “AMGP Voting Agreement”), substantially in the form attached hereto as Exhibit A-1, pursuant to which Antero Resources agreed to vote AMLP Common Units beneficially owned by Antero Resources in favor of the AMLP Unitholder Proposal.

O.                                    As a condition to AMLP’s willingness to enter into this Agreement, AMLP and AMLP GP have entered into Voting and Support Agreements, dated as of the date of this Agreement, with each of the Sponsor Holders and the Management Holders (such voting and support agreements, together with the AMGP Voting Agreement, the “Voting Agreements”) substantially in the form attached hereto as Exhibit A-2.

P.                                      In connection with the consummation of the Transactions contemplated hereby, Antero Resources, the Sponsor Holders and each Series B Holder will enter into a Registration Rights Agreement with AMGP (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit B.

Q.                                    In connection with the consummation of the Transactions contemplated hereby, the Sponsor Holders, the Management Holders and Antero Resources (or an affiliate thereof) will enter into a Stockholders Agreement with AMGP Corp (as hereinafter defined), (the “Stockholders Agreement”) substantially in the form attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

Definitions and Terms

1.1                          Certain Definitions. As used in this Agreement, except as otherwise specifically provided herein, the following terms have the meanings set forth in this Section 1.1:

“A&R Organizational Documents” means the AMGP Corp Organizational Documents, the AMLP Partnership Agreement Amendment and the IDR Holdings LLC Agreement.

“Adjusted Unvested Reallocated Distribution Amount” means the Adjusted Unvested Reallocated Distribution Amount as defined in the IDR Holdings LLC Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by Contract or otherwise; provided, however, that for purposes of this Agreement, the AMLP Parties and their respective Subsidiaries shall not be considered Affiliates of the AMGP Parties, nor shall the AMGP Parties be considered Affiliates of the AMLP Parties or any of their Subsidiaries.

“AM SEC Reports” means the forms, reports schedules, registration statements and other documents filed with or furnished to the SEC by AMLP and AMGP on or after January 1, 2016 and prior to the date of this Agreement.

“AMGP Common Shares” means the common shares representing limited partner interests in AMGP prior to the Conversion.

“AMGP Credit Agreement” means that certain Credit Agreement, dated as of May 9, 2018, between Antero Midstream GP LP and Wells Fargo Bank, National Association.

“AMGP GP LLC Agreement” means the Limited Liability Company Agreement of AMGP GP LLC, dated as of May 9, 2017.

“AMGP LTIP” means the Antero Midstream GP LP Long-Term Incentive Plan (as amended, restated, modified or supplemented from time to time).

“AMGP Parties” means AMGP GP, AMGP, IDR Holdings, Preferred Co, NewCo and Merger Sub.

“AMGP Party Disclosure Schedule” means the disclosure schedule of the AMGP Parties delivered by the AMGP Parties immediately prior to the execution of this Agreement (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent).

“AMGP Shareholder Approval” means the approval of:

(a)                                 the Conversion Proposal by a Share Majority (as defined in the AMGP Partnership Agreement);

(b)                                 the AMGP Transaction Proposal by Disinterested AMGP Shareholder Approval; and

(c)                                  the Issuance Proposal by a majority of votes cast by holders of AMGP Common Shares holding Outstanding Shares (as such term is defined in the AMGP Partnership Agreement).

“AMGP Shareholder Proposals” means the proposals to consider and approve (i) the Conversion, including the Certificate of Conversion and the Certificate of Incorporation of AMGP Corp in the form attached hereto as Exhibit E (the “Conversion Proposal”), (ii) this Agreement, the Merger and the other transactions contemplated hereby, including the Series B Exchange (the “AMGP Transaction Proposal”), (iii) the amendment and restatement of the AMGP LTIP or the adoption of a new AMGP Corp omnibus equity incentive plan, (iv) the issuance of AMGP Common Stock pursuant to this Agreement (the “Issuance Proposal”), and (v) such other shareholder proposals as may be required in connection with the Transactions contemplated by this Agreement, in each case to be submitted to the vote of holders of AMGP Common Shares at the AMGP Shareholder Meeting in connection with the consummation of the matters contemplated under the Transaction Documents.

“AMGP VWAP” means the average of the volume weighted average price per AMGP Common Share on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by AMGP and AMLP) on each of the twenty (20) consecutive trading days ending with the complete trading day immediately prior to the Public Election Deadline.

“AMLP Common Unit” means the common units representing limited partner interests in AMLP.

“AMLP Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 26, 2017, between Antero Midstream Partners, LP, a Delaware limited partnership, as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent, swingline lender and letter of credit issuer  (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time).

“AMLP D&O Indemnified Parties” means (a) any Person (together with such Person’s heirs, executors and administrators) who is or was, or at any time prior to the Effective Time becomes, an officer or director of any member of the AMLP Group and (b) any Person (together with such Person’s heirs, executors and administrators) who is or was serving, or at any time prior to the Effective Time serves, at the request of any member of the AMLP Group as an officer, director, member, partner, agent, fiduciary or trustee of another Person; provided that a Person shall not be a AMLP D&O Indemnified Party by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“AMLP Group” means the AMLP Parties and AMLP’s Subsidiaries.

“AMLP GP LLC Agreement” means the Limited Liability Company Agreement of AMLP GP LLC, dated as of April 11, 2017.

“AMLP IDRs” means the Incentive Distribution Rights, as defined in the AMLP Partnership Agreement.

“AMLP Parties” means AMLP GP and AMLP.

“AMLP Party Disclosure Schedule” means the disclosure schedule of the AMLP Parties delivered by the AMLP Parties immediately prior to the execution of this Agreement (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent).

“AMLP Public Unitholders” means the holders of AMLP Common Units (other than Antero Resources and its Subsidiaries).

“AMLP Unitholder Approval” means the approval of the AMLP Transaction Proposal by (i) the vote of a Unit Majority (as such term is defined in the AMLP Partnership Agreement) and (ii) Disinterested AMLP Unitholder Approval.

“AMLP Unitholder Proposals” means (i) the proposal to consider and approve this Agreement, the Merger and the other Transactions contemplated hereby (the “AMLP Transaction Proposal”) and (ii) such other unitholder proposals as may be required in connection with the transactions contemplated by this Agreement, in each case to be submitted to the vote of holders of AMLP Common Units at the AMLP Unitholder Meeting in connection with the consummation of the matters contemplated under the Transaction Documents.

“Antero Resources” means Antero Resources Corporation, a Delaware corporation.

“AR Available Cash Amount” means the amount, if any, by which the Available Cash Election Amount exceeds the Cash Election Amount.

“Available Cash Election Amount” means (1) the product of the Public Standard Cash Consideration multiplied by the total number of Public Eligible Units issued and outstanding immediately prior to the Effective Time, minus (2) the product of (A) the sum of the number of the Public Mixed Consideration Election Units and the number of Public No Election Units multiplied by (B) the Public Standard Cash Consideration.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks in the City of New York or the Secretary of State of the State of Delaware is required or authorized by Law to close.

“Cash Election Amount” means the product of the number of Public Cash Election Units multiplied by the Public Cash Election Consideration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under foreign, state or local law.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Disinterested AMGP Shareholder Approval” means the approval by a vote of holders of a majority of the AMGP Common Shares held by the Disinterested AMGP Shareholders.

“Disinterested AMGP Shareholders” means the holders of AMGP Common Shares other than AMGP GP or its Affiliates, which Affiliates include (i) the Sponsor Holders, (ii) the Management Holders and all other Series B Holders, (iii) the respective controlled Affiliates of the Persons described in the foregoing clauses (i)-(ii) and (iv) any other Affiliates of AMGP GP identified by the AMGP Conflicts Committee that own AMGP Common Shares as of the record date for the AMGP Shareholder Meeting.

“Disinterested AMLP Unitholder Approval” means the approval by a vote of holders of a majority of the AMLP Common Units held by the Disinterested AMLP Unitholders.

“Disinterested AMLP Unitholders” means the holders of AMLP Common Units, other than AMLP GP or its Affiliates, which Affiliates include (i) Antero Resources, (ii) the Sponsor Holders, (iii) the Management Holders and all other Series B Holders, (iv) the respective controlled Affiliates of the Persons described in the foregoing clauses (i)-(iii) and (v) any other Affiliates of AMLP GP identified by the AMLP Conflicts Committee that own AMLP Common Units as of the record date for the AMLP Unitholder Meeting.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Equity Award Exchange Ratio” means the sum of (a) the Public Standard Common Stock Consideration and (b) the quotient of the Public Standard Cash Consideration divided by the AMGP VWAP.

“Equity Interests” means (a) with respect to a corporation, any and all shares of capital stock and any Rights with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Rights with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Determination” means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, (b) a closing agreement made under Section 7121 of the Code (or a comparable agreement under the laws of a state, local or foreign taxing jurisdiction) with the relevant Governmental Entity or other administrative settlement with or final administrative decision by the relevant Governmental Entity, or (c) a final disposition of a claim for refund.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any domestic, foreign, tribal or transnational governmental, quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity of any nature.

“Joint Proxy Statement” means the joint proxy statement, in preliminary and definitive form, relating to the matters to be submitted to the holders of AMLP Common Units at the AMLP Unitholder Meeting and the holders of AMGP Common Shares at the AMGP Shareholder Meeting.

“Law” means any applicable federal, state, local, foreign, tribal, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, Order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.

“Lien” means any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing.

“Management Holders” means (a) Paul Rady, Mockingbird Investments LLC and each other entity, trust or estate planning vehicle over which Paul Rady controls or is deemed to have both voting and dispositive power and (b) Glen C. Warren, Jr., Canton Investment Holdings LLC,

and each other entity, trust or estate planning vehicle over which Glen C. Warren, Jr. controls or is deemed to have both voting and dispositive power.

“NYSE” means the New York Stock Exchange.

“Order” means any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions contemplated by this Agreement.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement, agreement of limited partnership, limited liability company agreement or similar formation or governing documents and instruments.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Proceeding” shall mean any actual or threatened claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Registration Statement” means the registration statement on Form S-4, including any amendments or supplements, pursuant to which shares of AMGP Common Stock issuable in the Merger will be registered with the SEC and of which the Joint Proxy Statement will be a part.

“Representatives” means, with respect to any Person, such Person’s and each of its respective Subsidiaries’ and controlled Affiliates’ officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Rights” means, with respect to any Person, preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate such Person to issue or to sell any units representing limited partner interests or other securities of such Person or any securities or obligations convertible or exchangeable into or exercisable for, or giving any other Person a right to subscribe for or acquire, any securities of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Units” means the limited liability company interests in IDR Holdings designated as Series A Units pursuant to the IDR Holdings LLC Agreement.

“Series B Exchange Consideration” means 176.0041 validly issued, fully paid and nonassessable shares of AMGP Common Stock.

“Series B Holders” means the Persons holding the Series B Units of IDR Holdings.

“Series B Units” means the limited liability company interests in IDR Holdings designated as Series B Units pursuant to the IDR Holdings LLC Agreement.

“Sponsor Holders” means (a) Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the Laws of the Netherlands, WP-WPVIII Investors, L.P., a Delaware limited partnership, Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a Delaware limited partnership, WP-WPVIII Investors GP L.P., a Delaware limited partnership, Warburg Pincus X, L.P., a Delaware limited partnership, Warburg Pincus X GP L.P., a Delaware limited partnership, WPP GP LLC, a Delaware limited liability company, Warburg Pincus Partners, L.P., a Delaware limited partnership, and Warburg Pincus Partners GP LLC, a Delaware limited liability company, and (b) Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Tax” and “Taxes” means (a) any taxes imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability of for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of law or any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Transaction Documents” means, collectively, this Agreement, the Voting Agreements, the Registration Rights Agreement, the Stockholders Agreement, the A&R Organizational Documents, and each document contemplated to be delivered thereunder by the parties thereto.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including each of the Transactions contemplated by Article II of this Agreement.

“Unvested Reallocated Distribution Amount” means the Unvested Reallocated Distribution Amount as defined in the IDR Holdings LLC Agreement.

1.2                          Terms Defined Elsewhere.  As used in this Agreement, the following terms have the meanings set forth in the section opposite such term:

Term	Section
Agreement	Preamble
AMGP	Preamble
AMGP Board Recommendation	Section 7.2(d)
AMGP Change in Recommendation	Section 7.2(f)
AMGP Common Stock	Section 2.4(e)
AMGP Conflicts Committee	Recitals
AMGP Conflicts Committee Recommendation	Section 7.2(d)
AMGP Corp	Section 2.4(a)
AMGP Corp Organizational Documents	Section 2.4(c)
AMGP General Partner Interest	Recitals
AMGP GP	Preamble
AMGP GP Board	Recitals
AMGP Partnership Agreement	Recitals
AMGP Preferred Stock	Section 2.5
AMGP Shareholder Meeting	Section 7.2(d)
AMGP Transaction Proposal	Section 1.1
AMGP Voting Agreement	Recitals
AMGP VWAP	Section 4.5
AMLP	Preamble
AMLP Board Recommendation	Section 7.2(a)
AMLP Change in Recommendation	Section 7.2(c)
AMLP Conflicts Committee	Recitals
AMLP Conflicts Committee Recommendation	Section 7.2(a)
AMLP DER Award	Section 3.3(a)
AMLP GP	Preamble
AMLP GP Board	Recitals
AMLP GP Merger	Section 2.3(a)
AMLP General Partner Interest	Recitals
AMLP LTIP	Section 3.3(a)
AMLP Partnership Agreement	Recitals
AMLP Partnership Agreement Amendment	Section 2.3(d)
AMLP Phantom Unit Award	Section 3.3(a)
AMLP Transaction Proposal	Section 1.1
AMLP Unitholder Meeting	Section 7.2(a)
Antitrust Authority	Section 7.4(a)
Antitrust Laws	Section 7.4(a)
AR Eligible Units	Section 3.1(b)
AR Merger Consideration	Section 3.1(b)
AR Mixed Election Consideration	Section 3.1(b)(i)
AR Supplemental Cash Amount	Section 3.1(b)(iii)

AR Supplemental Cash Election	Section 3.1(b)(iii)
AR Supplemental Cash Per Unit	Section 3.1(b)(iii)
Antero Resources	Recitals
Book-Entry Unit	Section 3.1(d)
Cash Consideration	Section 3.1(c)
Cash Fraction	Section 3.1(a)(ii)
Certificate	Section 3.1(d)
Certificate of Conversion	Section 2.4(b)
Certificate of Merger	Section 2.8(b)
Class I Directors	Section 2.4(d)
Class II Directors	Section 2.4(d)
Class III Directors	Section 2.4(d)
Closing	Section 2.1
Closing Date	Section 2.1
Contribution	Section 2.6
Conversion	Section 2.4
Conversion Effective Time	Section 2.4(b)
Conversion Proposal	Section 1.1
Converted AMLP DER Award	Section 3.3(a)
Converted AMLP Phantom Unit Award	Section 3.3(a)
Common Stock Election	Section 3.1(b)(iii)
DTC	Section 4.2(a)
Effective Time	Section 2.8(b)
Election Form	Section 3.2(a)
Election Form Record Date	Section 3.2(a)
Eligible Units	Section 3.1(b)
Escrow Agent	Section 2.9(b)
Exchange Agent	Section 4.1
Exchange Fund	Section 4.1
Guaranty and Collateral Agreement	Section 6.1(c)(i)
HSR Act	Section 7.4(a)
IDR Holdings	Preamble
IDR Holdings LLC Agreement	Recitals
Issuance Proposal	Section 1.1
Letter of Transmittal	Section 4.2(a)
Mailing Date	Section 3.2(a)
Merger	Section 2.8(a)
Merger Consideration	Section 3.1(b)
Merger Sub	Preamble
NewCo	Preamble
party or parties	Preamble
Preferred Co	Preamble
Preferred Stock Issuance	Section 2.5

Public Cash Election	Section 3.1(a)(ii)
Public Cash Election Consideration	Section 3.1(a)(ii)
Public Cash Election Unit	Section 3.1(a)(ii)
Public Common Stock Election	Section 3.1(a)(iii)
Public Common Stock Election Consideration	Section 3.1(a)(iii)
Public Common Stock Election Unit	Section 3.1(a)(iii)
Public Election Deadline	Section 3.2(b)
Public Eligible Units	Section 3.1(a)
Public Merger Consideration	Section 3.1(a)
Public Mixed Consideration Election Unit	Section 3.1(a)(i)
Public Mixed Election	Section 3.1(a)(i)
Public Mixed Election Consideration	Section 3.1(a)(i)
Public No Election Units	Section 3.2(b)
Public Standard Cash Consideration	Section 3.1(a)(i)
Public Standard Common Stock Consideration	Section 3.1(a)(i)
Public Standard Mixed Exchange Ratio	Section 3.1(a)(i)
Registration Rights Agreement	Recitals
Series B Exchange	Section 2.9(d)
Schedule 13E-3	Schedule 5.2(h)
Stock Consideration	Section 3.1(c)
Stockholders Agreement	Recitals
Surviving Entity	Section 2.8(a)
Termination Date	Section 9.2(a)
Voting Agreements	Recitals

1.3                          Other Terms.  Each of the other capitalized terms used in this Agreement has the meaning set forth where such term is first defined or, if no meaning is set forth, the meaning required by the context in which such term is used.

1.4                          Calculation of Time Periods.  Except as otherwise specifically provided herein, when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded.  If the last day of the period is a non-Business Day, the period in question shall end on the next Business Day.

1.5                          Additional Rules of Interpretation; Construction Provisions.  Unless the express context otherwise requires:

(a)                                 the word “day” means calendar day;

(b)                                 the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)                                  the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(d)                                 the term “dollars” and the symbol “$” mean United States Dollars;

(e)                                  references in this Agreement to a specific Article, Section, Subsection, Recital, Preamble, Schedule or Exhibit shall refer, respectively, to Articles, Sections, Subsections, Recitals, Preamble, Schedules or Exhibits of this Agreement;

(f)                                   wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(g)                                  references in this Agreement to any gender include the other gender;

(h)                                 references in this Agreement to the “United States” or abbreviations thereof mean the United States of America and its territories and possessions;

(i)                                     the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(j)                                    all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP;

(k)                                 except as otherwise specifically provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, reenacted, consolidated or replaced from time to time and in the case of any such amendment, reenactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, reenacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith;

(l)                                     except as otherwise specifically provided herein, all references in this Agreement to any Contract (including this Agreement) or other agreement, document or instrument mean such Contract or other agreement, document or instrument as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addenda, exhibits and any other documents attached or incorporated by reference thereto; and

(m)                             the parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Closing Transactions

2.1                          Closing.  Unless otherwise mutually agreed in writing by each of the parties, the closing of the Transactions (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas, at 10:00 a.m. (Local Time) on the second Business Day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.

2.2                          Closing Transactions; Order of Closing Transactions.  At the Closing (or at such prior time as otherwise specified in this Article II), upon the terms and subject to the conditions of this Agreement, the Transactions shall be consummated as set forth in this Article II.  The Transactions provided for in this Article II shall be completed in the order set forth below, with each Transaction in Section 2.3 through Section 2.9 occurring following and conditioned upon the consummation of the prior Transaction (except in the case of (a) the AMLP GP Merger pursuant to Section 2.3, which shall be subject to AMLP GP’s election as provided in Section 2.3 and shall not be a condition to the Transaction set forth in Section 2.4 and (b) the Merger pursuant to Section 2.8 and the Series B Exchange pursuant to Section 2.9, which shall be deemed to have occurred simultaneously).

2.3                          The AMLP GP Merger.

(a)                                 Prior to the Closing, at the election of AMLP GP, (i) AMLP GP shall be merged with and into AMGP, (ii) the separate existence of AMLP GP shall thereupon cease and (iii) AMGP shall be the surviving limited partnership and the holder of the AMLP General Partner Interest.  The transactions pursuant to the foregoing sentence of this Section 2.3(a) are hereinafter referred to as the “AMLP GP Merger.”  The AMLP GP Merger is conditioned upon, immediately prior to the AMLP GP Merger, (i) AMGP GP obtaining an opinion of counsel in compliance with Section 14.3 of the AMGP Partnership Agreement and (ii) AMGP obtaining an opinion of counsel in compliance with Section 4.6 of the AMLP Partnership Agreement. By virtue of the AMLP GP Merger, (i)  AMGP shall be admitted as the general partner of AMLP in accordance with Section 10.2 of the AMLP Partnership Agreement without any action required on the part of AMGP, AMGP GP, AMLP or the holders of AMLP Common Units and AMLP shall continue without dissolution and (ii) the limited liability company interests in AMLP GP shall be canceled for no consideration.  In the event AMLP elects to effect the AMLP GP Merger, the AMLP GP Merger shall be conducted in accordance with and shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and DLLCA.

(b)                                 In the event AMLP GP elects to effect the AMLP GP Merger, AMGP will cause a certificate of merger effecting the AMLP GP Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, duly executed in accordance with the relevant provisions of DRULPA and DLLCA, as applicable.  The AMLP GP Merger shall become effective at the time when such certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in such certificate of merger. At the effective time of the AMLP GP Merger, AMGP shall assume the rights and duties of AMLP GP under the AMLP Partnership Agreement, as amended by the AMLP Partnership Agreement Amendment and agree to be bound by the provisions of the AMLP Partnership Agreement.

(c)                                  In the event AMLP GP elects to effect the AMLP GP Merger, at the effective time of the AMLP GP Merger, (i) the Certificate of Limited Partnership of AMGP, dated as of May 9, 2017, will remain unchanged and will be the certificate of limited partnership of AMGP and (ii) the AMGP Partnership Agreement will remain unchanged and will be the agreement of limited partnership of AMGP, in each case until the conversion of AMGP from a limited partnership into a Delaware corporation as set forth in Section 2.4.

(d)                                 Prior to the effective time of the AMLP GP Merger (if applicable) and prior to the Conversion (as defined below), AMLP GP shall execute and deliver an amendment to the AMLP Partnership Agreement, substantially in the form attached hereto as Exhibit D (the “AMLP Partnership Agreement Amendment”), pursuant to which, (i) in the event of an AMLP GP Merger, AMGP shall be made the “General Partner” (as such term is defined in the AMLP Partnership Agreement) and agree to be bound by the provisions of the AMLP Partnership Agreement, and (ii) in the event of an AMLP GP Merger, in its capacity as the general partner of AMLP, AMGP shall be permitted to incur debts or liabilities that may not be in connection with or incidental to its performance as the general partner of AMLP or in relation to the provision of management services to AMLP, (iii) Section 6.1(d)(iii)(A) of the AMLP Partnership Agreement will not apply to distributions or payments made pursuant to this Agreement. For the avoidance of doubt, in the event the AMLP GP Merger is not consummated, the AMLP Partnership Agreement Amendment shall be executed and delivered prior to the Conversion and shall contain only the amendments described in clause (iii) of the immediately preceding sentence.

2.4                          AMGP Conversion.  Prior to the Closing, upon the terms and subject to the conditions of the plan of conversion set forth in this Section 2.4 and in accordance with the DRULPA and the DGCL, AMGP will be converted to a Delaware corporation pursuant to and in accordance with Section 17-219 of the DRULPA, Section 265 of the DGCL and the AMGP Partnership Agreement (the “Conversion”):

(a)                                 The Conversion.  At the Conversion Effective Time (as defined below), AMGP shall be converted to a Delaware corporation to be named Antero Midstream Corporation (“AMGP Corp”) and, for all purposes of the Laws of the State of Delaware, the Conversion shall be deemed a continuation of the existence of AMGP in the form of a Delaware corporation.  The Conversion shall not require AMGP to wind up its affairs under Section 17-803 of the DRULPA or to pay its liabilities and distribute its assets under Section 17-804 of the DRULPA, and the Conversion shall not constitute a dissolution of AMGP.  At the Conversion Effective Time, for all purposes of the Laws of the State of Delaware, all of the rights, privileges and powers of AMGP, and all property, real, personal and mixed, and all debts due to AMGP, as well as all other things and causes of action belonging to AMGP, shall remain vested in AMGP Corp and shall be the property of AMGP Corp, and the title to any real property vested by deed or otherwise in AMGP shall not revert or be in any way impaired by reason of any provision of the DRULPA, the DGCL or otherwise; but all rights of creditors and all liens upon any property of AMGP shall be preserved unimpaired, and all debts, liabilities and duties of AMGP shall remain attached to AMGP Corp, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a corporation.  The rights, privileges, powers and interests in property of AMGP, as well as the debts, liabilities and duties of AMGP, shall not be deemed, as a consequence of the Conversion, to have been transferred to AMGP Corp for any purpose of the Laws of the State of Delaware or otherwise. As a consequence of the Conversion, in the event the AMLP GP Merger is consummated, AMGP Corp shall continue as the general partner of AMLP without any further action of any person or entity.

(b)                                 Conversion Effective Time.  The Conversion shall be effective (the “Conversion Effective Time”) upon the filing by AMGP of a Certificate of Conversion from a Limited Partnership to a Corporation pursuant to Section 265 of the DGCL in the form attached hereto as Exhibit E (the “Certificate of Conversion”) and the filing of a Certificate of Incorporation in the form attached hereto as Exhibit F. Notwithstanding the foregoing, the Certificate of Conversion and the Certificate of Incorporation may provide for the same post-filing effective time as permitted by the DGCL, in which case the Conversion Effective Time shall be the post-filing effective time stated in the Certificate of Conversion and the Certificate of Incorporation.

(c)                                  Certificate of Incorporation and Bylaws.  At and after the Conversion Effective Time, the Certificate of Incorporation and Bylaws of AMGP Corp (together with the Certificate of Designations (as hereinafter defined), the “AMGP Corp Organizational Documents”) shall be in the forms attached hereto as Exhibit F and Exhibit G, respectively, until amended in accordance with their terms and the DGCL.

(d)                                 Directors.  The initial directors of AMGP Corp shall be:  (i) W. Howard Keenan, Jr., Peter A. Dea, and David A. Peters (the “Class I Directors”), (ii) Glen C. Warren, Jr., Brooks J. Klimley, and John C. Mollenkopf (the “Class II Directors”) and (iii) Peter R. Kagan, Paul M. Rady and Rose M. Robeson (the “Class III Directors”).  Paul M. Rady shall be the Chairman of the Board of Directors of AMGP Corp.

(e)                                  At the Conversion Effective Time, (i) each AMGP Common Share outstanding immediately prior to the Conversion Effective Time shall be automatically converted into one issued and outstanding, fully paid and nonassessable share of common stock, $0.01 par value per share, of AMGP Corp (the “AMGP Common Stock”) and (ii) the AMGP General Partner Interest shall be automatically cancelled for no value, in each case without any action required on the part of AMGP, AMGP GP, AMGP Corp or the former holders of such AMGP Common Shares.

(f)                                   Shares of AMGP Common Stock shall not be represented by certificates but shall instead be uncertificated shares, unless the Board of Directors of AMGP Corp shall provide by resolution or resolutions otherwise.  Promptly after the Conversion Effective Time, AMGP Corp shall register, or cause to be registered, in book-entry form the shares of AMGP Common Stock into which the outstanding AMGP Common Shares shall have been converted as a result of the Conversion.

(g)                                  The shares of AMGP Common Stock into which the outstanding AMGP Common Shares shall have been converted as a result of the Conversion in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such AMGP Common Shares.

(h)                                 References in this Agreement to “AMGP” after the Conversion Effective Time shall be deemed to be references to “AMGP Corp”.

2.5                          Issuance of AMGP Preferred Stock.  After the Conversion Effective Time but prior to the Closing, (i) AMGP Corp shall contribute up to $120.00 (and in no event less than $100.00) of cash to Preferred Co, (ii) AMGP Corp shall issue up to 12,000 shares (and in no event less than 10,000 shares) of Series A Non-Voting Perpetual Preferred Stock, par value $0.01 (the “AMGP Preferred Stock”) to Preferred Co for consideration of $0.01 per share (the “Preferred Stock Issuance”) and (iii) Preferred Co shall transfer such AMGP Preferred Stock to the Antero Foundation for no consideration.  In connection with the creation of the AMGP Preferred Stock, the Board of Directors of AMGP Corp shall adopt and authorize the filing of the Certificate of Designations substantially in the form attached hereto as Exhibit H (the “Certificate of Designations”).

2.6                          Contribution of AMGP Common Stock.  After the Conversion Effective Time but prior to the Closing, AMGP Corp shall contribute and assign to NewCo such number of shares of AMGP Common Stock necessary for purposes of effecting the Series B Exchange (as defined below), together with an additional number of shares of AMGP Common Stock necessary to pay the Stock Consideration (the “Contribution”).

2.7                          [Reserved].

2.8                          The Merger.

(a)                                 Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time, (a) Merger Sub shall be merged with and into AMLP, (b) the separate existence of Merger Sub shall thereupon cease and (c) AMLP shall be the surviving limited partnership (sometimes hereinafter referred to as the “Surviving Entity”).  The transactions pursuant to the foregoing sentence of this Section 2.8 are hereinafter referred to as the “Merger.”  By virtue of the Merger, (i) NewCo shall be admitted as a limited partner of AMLP as a result of the conversion described in Section 3.1(e), (ii) AMLP GP (or in the event the AMLP GP Merger is consummated, AMGP Corp) shall continue as the sole general partner of AMLP, and (iii) the separate existence of AMLP with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The Merger shall be conducted in accordance with and shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and DLLCA.

(b)                                 As soon as practicable following, and on the date of, the Closing, but after the consummation of the transactions contemplated in Section 2.3 through Section 2.7 of this Agreement, NewCo and AMLP will cause a Certificate of Merger effecting the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, duly executed in accordance with the relevant provisions of DRULPA and DLLCA, as applicable.  The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)                                  Certificate of Limited Partnership and Agreement of Limited Partnership.  At the Effective Time, (i) the Amended and Restated Certificate of Limited Partnership of AMLP, dated as of April 11, 2017, will remain unchanged and will be the certificate of limited partnership of the Surviving Entity until duly amended in accordance with applicable Law and (ii) the AMLP Partnership Agreement, as amended by the AMLP Partnership Agreement Amendment, will be the agreement of limited partnership of the Surviving Entity until duly amended in accordance with the terms thereof and applicable Law.

2.9                          Exchange of Series B Units of IDR Holdings.

(a)                                 Pursuant to the IDR Holdings LLC Agreement, at the Effective Time, (i) AMGP, as the managing member of IDR Holdings and attorney-in-fact for the Series B Holders, shall cause each Series B Holder to transfer each Series B Unit it owns (vested and unvested) to NewCo and (ii) NewCo shall transfer to each Series B Holder such number of shares of AMGP Common Stock equal to the Series B Exchange Consideration in exchange for each Series B Unit held by such Series B Holder. Each such share of AMGP Common Stock constituting the Series B Exchange Consideration shall continue to be subject to (x) the terms set forth in the IDR Holdings LLC Agreement and (y) vesting in accordance with the applicable equity grant agreement pursuant to which the Series B Units were issued to the Series B Holders.  Series B Holders shall not be entitled to receive any dividends paid by AMGP Corp during the twelve months ending December 31, 2019 that are payable on any shares of AMGP Common Stock delivered pursuant to the Series B Exchange that are scheduled to vest on December 31, 2019.  AMGP Corp shall cause any unvested shares of AMGP Common Stock paid in the Series B Exchange to bear a legend setting forth such vesting and dividend restrictions.  Immediately following the Series B Exchange, IDR Holdings shall be a subsidiary of each of AMGP Corp and NewCo, with AMGP Corp owning all of the Series A Units of IDR Holdings and NewCo owning all of the Series B Units of IDR Holdings.

(b)                                 On or prior to the third day following the Closing Date, NewCo shall pay to an escrow agent selected by NewCo (with the prior approval of the Series B Holders who held a majority of the Series B Units immediately prior to the Effective Time) (the “Escrow Agent”), in immediately available funds, for deposit into an account designated by the Escrow Agent, an amount equal to the Adjusted Unvested Reallocated Distribution Amount. The Adjusted Unvested Reallocated Distribution Amount shall be held in escrow and distributed in accordance with the terms of the IDR Holdings LLC Agreement and an escrow agreement, to be executed on the Closing Date, by and among NewCo and the Series B Holders. In the event of a conflict between the IDR Holdings LLC Agreement and such escrow agreement, the IDR Holdings LLC Agreement shall govern.

(c)                                  To the extent that any Unvested Reallocated Distribution Amount associated with vested Series B Units exchanged pursuant to the Series B Exchange remains unpaid in accordance with the terms of the IDR Holdings LLC Agreement at the time of the Series B Exchange, such amount shall be paid in accordance with the terms of the IDR Holdings LLC Agreement.

(d)                                 The transactions pursuant to this Section 2.9 are collectively hereinafter referred to as the “Series B Exchange.”

ARTICLE III

Merger Consideration

3.1                          Merger Consideration; Effect of the Mergers on Equity Securities.  Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, any holder of AMLP Common Units, any holder of AMGP Common Shares or any other Person:

(a)                                 Subject to Section 4.5 and Section 4.10, each AMLP Common Unit issued and outstanding immediately prior to the Effective Time held by the AMLP Public Unitholders (such AMLP Common Units, the “Public Eligible Units”), shall be converted into the right to receive the following consideration (the “Public Merger Consideration”):

(i)                                     Mixed Election Units. Each Public Eligible Unit with respect to which an election to receive a combination of AMGP Common Stock and cash (such election, a “Public Mixed Election”) has been effectively made and not revoked pursuant to Section 3.2 (each such unit, a “Public Mixed Consideration Election Unit”) and each Public No Election Unit (as defined in Section 3.2(b)) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the “Public Mixed Election Consideration”) of (A) $3.415 in cash without interest (the “Public Standard Cash Consideration”) and (B) 1.6350 validly issued, fully paid and nonassessable shares of AMGP Common Stock (the “Public Standard Common Stock Consideration” and such exchange ratio the “Public Standard Mixed Exchange Ratio”).

(ii)                                  Cash Election Units. Each Public Eligible Unit with respect to which an election to receive solely cash (such election, a “Public Cash Election”) has been effectively made and not revoked pursuant to Section 3.2 (each such unit, a “Public Cash Election Unit”) shall be converted into the right to receive the sum of (A) the Public Standard Cash Consideration plus (B) the product of the Public Standard Mixed Exchange Ratio multiplied by the AMGP VWAP, in cash without interest (the “Public Cash Election Consideration”); provided, however, that, if the Cash Election Amount exceeds the Available Cash Election Amount, then, instead of being converted into the right to receive the Public Cash Election Consideration, each Public Cash Election Unit shall be converted into the right to receive (A) an amount of cash (without interest) equal to the product of the Public Cash Election Consideration, multiplied by a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction, the “Cash Fraction”), and (B) a number of validly issued, fully paid and nonassessable shares of AMGP Common Stock equal to the product of the Public Common Stock Election Consideration, multiplied by a fraction equal to one (1) minus the Cash Fraction.

(iii)                               Common Stock Election Units. Each Public Eligible Unit with respect to which an election to receive solely AMGP Common Stock (such election, a

“Public Common Stock Election”) is properly made and not revoked pursuant to Section 3.2 (each such unit, a “Public Common Stock Election Unit”) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of AMGP Common Stock equal to (A) the Public Standard Mixed Exchange Ratio plus (B) the quotient of the Public Standard Cash Consideration divided by the AMGP VWAP (such number of shares, the “Public Common Stock Election Consideration”); provided, however, that if the Available Cash Election Amount exceeds the sum of the Cash Election Amount and the AR Supplemental Cash Amount, if any, then, instead of being converted into the right to receive the Public Common Stock Election Consideration, each Public Common Stock Election Unit shall be converted into the right to receive (1) an amount of cash (without interest) equal to the amount of such excess divided by the number of Public Common Stock Election Units, and (2) a number of validly issued, fully paid and nonassessable shares of AMGP Common Stock equal to the product of the Public Common Stock Election Consideration multiplied by a fraction, the numerator of which shall be (x) the Public Cash Election Consideration minus (y) the amount calculated in clause (1) of this paragraph, and the denominator of which shall be the Public Cash Election Consideration.

(b)                                 Subject to Section 4.5 and Section 4.10, each AMLP Common Unit issued and outstanding immediately prior to the Effective Time held by Antero Resources or its Subsidiaries (such AMLP Common Units, the “AR Eligible Units,” and together with the Public Eligible Units, the “Eligible Units”), shall be converted into the right to receive the following consideration (the “AR Merger Consideration,” and together with the Public Merger Consideration, the “Merger Consideration”):

(i)                                     Pursuant to the AMGP Voting Agreement, Antero Resources has irrevocably elected to receive a combination of AMGP Common Stock and cash with respect to all AR Eligible Units, as a result of which, subject to the provisions of Section 3.1(b)(iv), each AR Eligible Unit shall be converted into the right to receive the combination of (A) $3.00 in cash without interest and (B) 1.6023 validly issued, fully paid and nonassessable shares of AMGP Common Stock (together, the “AR Mixed Election Consideration”).

(ii)                                  Promptly following the Public Election Deadline (but in no event later than two Business Days after the Public Election Deadline), AMGP shall deliver to Antero Resources a schedule certified by the Exchange Agent that sets forth the number of Public Mixed Consideration Election Units, Public Cash Election Units, Public Common Stock Election Units and Public No Election Units.

(iii)                               Within three Business Days after the Public Election Deadline, Antero Resources shall have the option, exercisable at the direction of the Special Committee of the board of directors of Antero Resources by giving notice to AMGP and AMLP (the “AR Supplemental Cash Election”), to increase the total amount of Cash Consideration to be received with respect to all AR Eligible Units by the amount designated in such notice (the “AR Supplemental Cash Amount”), provided that the AR Supplemental Cash Amount must not exceed the AR Available Cash Amount.  For purposes of this Agreement, the quotient of the AR Supplemental Cash Amount divided by the total number of AR Eligible Units is referred to as the “AR Supplemental Cash Per Unit.”

(iv)                              If an AR Supplemental Cash Election is made in accordance with Section 3.1(b)(iii), then, notwithstanding the provisions of Section 3.1(b)(i), each AR Eligible Unit shall be converted into the right to receive the combination of (A) cash (without interest) in the amount equal to  $3.00 plus the AR Supplemental Cash Per Unit and (B) a number of validly issued, fully paid and nonassessable shares of AMGP Common Stock equal to (x) 1.6023 minus (y) the quotient of the AR Supplemental Cash Per Unit divided by the AMGP VWAP.

(c)                                  The shares of AMGP Common Stock to be paid as consideration under Section 3.1(a) and Section 3.1(b) are hereinafter referred to as the “Stock Consideration,” and the cash to be paid as consideration under Section 3.1(a) and Section 3.1(b) is hereinafter referred to as the “Cash Consideration.” It is the intent of the Parties that the aggregate Merger Consideration to be paid in connection with the Merger would be the amount if all holders of Public Eligible Units elected to receive the Public Mixed Election Consideration with respect to each Public Eligible Unit held and the holder of the AR Eligible Units elected to receive the AR Mixed Election Consideration with respect to each AR Eligible Unit held.

(d)                                 All of the Eligible Units converted into the right to receive the Merger Consideration pursuant to this Section 3.1 shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Eligible Units (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Units (each, a “Book-Entry Unit”) shall thereafter represent only the right to receive (i) the applicable Merger Consideration and (ii) pursuant to Section 4.5, cash in lieu of any fractional shares into which such Eligible Units have been converted pursuant to this Section 3.1, (iii) any distributions pursuant to Section 4.3, and (iv) any distributions with a record date prior to the Effective Time that may have been declared or made by AMLP GP on such Eligible Units on or prior to the Effective Time and that remain unpaid at the Closing Date, in each case without interest.

(e)                                  Each of the issued and outstanding limited liability company interests of Merger Sub held by NewCo shall be automatically converted into a number of common units in the Surviving Entity equal to the number of AMLP Common Units issued and outstanding immediately before the Effective Time. The AMLP IDRs and the AMLP General Partner Interest shall remain outstanding and shall continue unaffected by the Merger.

3.2                          Election Procedures.

(a)                                 An election form and other appropriate and customary transmittal materials in such form as AMGP shall reasonably specify and as shall be reasonably acceptable to AMLP (the “Election Form”) shall be mailed no less than thirty (30) days prior to the anticipated Closing Date or on such other date as AMGP and AMLP shall mutually agree (the “Mailing Date”) to each holder of Public Eligible Units as of the close of business on the fifth business day prior to the Mailing Date (the “Election Form Record Date”).

(b)                                 Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of such holder’s Public Eligible Units with respect to which such holder makes a Public Mixed Election; (ii) the number of such holder’s Public Eligible Units with respect to which such holder makes a Public Cash Election; and (iii) the number of such holder’s Public Eligible Units with respect to which such holder makes a Public Common Stock Election. Any Public Eligible Units with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the later of (A) the twentieth (20th) day following the Mailing Date and (B) ten (10) days prior to the anticipated Closing Date (or such other time and date as AMGP and AMLP shall agree) (the “Public Election Deadline”) shall be deemed to be  “Public No Election Units”. The holders of such Public No Election Units shall be deemed to have made a Public Mixed Election with respect to such Public No Election Units.

(c)                                  AMGP shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of AMLP Common Units between the Election Form Record Date and the close of business on the business day prior to the Public Election Deadline, and AMLP shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d)                                 Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Public Election Deadline. After a Public Mixed Election, a Public Cash Election or a Public Common Stock Election is validly made with respect to any Public Eligible Units, any subsequent transfer of such Public Eligible Units shall automatically revoke such election. Any Election Form may be revoked or changed by the person submitting such Election Form, by written notice received by the Exchange Agent prior to the Public Election Deadline. In the event an Election Form is revoked prior to the Public Election Deadline, the Public Eligible Units represented by such Election Form shall become Public No Election Units, except to the extent a subsequent election is properly made with respect to any or all of such Public Eligible Units prior to the Public Election Deadline, in which case such subsequent election shall be deemed to be validly made with respect to such Public Eligible Units. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good-faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of parties hereto or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

3.3                          Treatment of AMLP Phantom Units.

(a)                                 AMLP Phantom Units.  At the Effective Time, each award of AMLP phantom units (each, an “AMLP Phantom Unit Award”) granted pursuant to the Antero Midstream Partners LP Long-Term Incentive Plan (as amended, restated, modified or supplemented from time to time, the “AMLP LTIP”) that remains outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, be assumed by AMGP and converted into a restricted stock unit or similar award of AMGP (each, a “Converted AMLP Phantom Unit Award”) under the AMGP LTIP or new omnibus equity incentive plan adopted by AMGP, with substantially the same terms and conditions (including with respect to vesting) applicable to such Converted AMLP Phantom Unit Award immediately prior to the Effective Time, representing the right to receive a number of shares of AMGP Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of AMLP Common Units subject to such AMLP Phantom Unit Award immediately prior to the Effective Time multiplied by (y) the Equity Award Exchange Ratio.  At the Effective Time, all distribution equivalent rights (each, an “AMLP DER Award”) granted in tandem with a corresponding AMLP Phantom Unit Award shall automatically and without any action on the part of the holder thereof, be assumed by AMGP and converted into a distribution equivalent right award (or similar award) (each, a “Converted AMLP DER Award”) under the AMGP LTIP or new omnibus equity incentive plan adopted by AMGP, with substantially the same terms and conditions (including with respect to vesting) applicable to such Converted AMLP DER Award immediately prior to the Effective Time, representing the right to receive (i) any balance accrued with respect to such Converted AMLP DER Award as of the Effective Time in respect of distributions paid by AMLP in respect of the underlying the AMLP Phantom Unit Award to which such Converted AMLP DER Award relates and (ii) any dividends paid or distributions made by AMGP from and after the Effective Time with respect to the number of shares of AMGP Common Stock subject to the corresponding Converted AMLP Phantom Unit Award to which such Converted AMLP DER Award relates.

(b)                                 AMLP Actions.  At or prior to the Effective Time, AMLP and the AMLP GP Board, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the AMLP Phantom Unit Awards and to give effect to this Section 3.3.  AMLP shall take all actions necessary to ensure that from and after the Effective Time, neither AMLP nor the Surviving Entity will be required to deliver AMLP Common Units or other units of AMLP to any Person pursuant to or in settlement of AMLP Phantom Unit Awards.  As soon as practicable following the Effective Time, AMLP shall file a post-effective amendment to the Form S-8 registration statement filed by AMLP on November 12, 2014 deregistering all AMLP Common Units thereunder.

(c)                                  AMGP Actions.  AMGP, AMGP GP and AMGP Corp shall take all actions that are necessary for the assumption and conversion of the AMLP Phantom Unit Awards pursuant to Section 3.3(a), including the reservation, issuance and listing of shares of AMGP Common Stock as necessary to effect the transactions contemplated by this Section 3.3.  Prior to and at the Effective Time, AMGP, AMGP GP and AMGP Corp will take all actions with respect to the amendment, restatement or other modification of the AMGP LTIP or the assumption of the AMGP LTIP by AMGP Corp (or, if AMGP and AMGP GP so determine, the adoption of a new omnibus equity incentive plan), the provision of any requisite AMGP, AMGP GP or AMGP Corp board of directors and/or equityholder approval, and the filing of a new or amended Form S-8 registration statement or a post-effective amendment to an existing Form S-8 registration statement (or any other appropriate form) with respect to shares of AMGP Common Stock available for grant and delivery under the AMGP LTIP or any such new omnibus equity incentive plan, in each case, as may be determined by AMGP, AMGP GP or AMGP Corp in their discretion.

ARTICLE IV

Delivery of Merger Consideration; Procedures for Surrender

4.1                          Exchange Agent.  At or prior to the Effective Time, NewCo shall deposit or cause to be deposited with an exchange agent selected by AMGP with AMLP’s prior approval (which approval shall not be unreasonably conditioned, withheld or delayed) to serve as the exchange agent (the “Exchange Agent”), for the benefit of the holders of Eligible Units, an aggregate number of shares of AMGP Common Stock in uncertificated book-entry form equal to the number of shares of AMGP Common Stock to be paid by NewCo as Stock Consideration under Section 3.1. At or prior to the Effective Time, AMLP shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of Eligible Units, an aggregate amount of cash equal to the sum of (a) the aggregate amount of cash to be paid by AMLP as Cash Consideration under Section 3.1 and (b) the aggregate amount of cash to be paid by AMLP in lieu of any fractional shares to holders of Eligible Units pursuant to Section 4.5.  In addition, AMGP shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends, if any, to which the holders of Eligible Units may be entitled pursuant to Section 4.3 with both a record and payment date after the Effective Time and prior to the surrender of such Eligible Units pursuant to the terms of this Agreement.  Such shares of AMGP Common Stock deposited by NewCo with the Exchange Agent and cash deposited by AMLP with the Exchange Agent pursuant to this Section 4.1, is referred to in this Agreement as the “Exchange Fund”.  The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement.  The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by AMLP prior to the Effective Time and by AMGP after the Effective Time.  Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund.

4.2                          Procedures for Surrender.

(a)                                 Promptly after the Effective Time (and in any event within four (4) Business Days thereafter), AMGP shall cause the Exchange Agent to mail to each holder of record of Eligible Units that are (i) Certificates or (ii) Book-Entry Units not held through The Depositary Trust Company (“DTC”) notice advising such holders of the effectiveness of the Merger, including (A) appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Units shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.7) or transfer of the Book-Entry Unit to the Exchange Agent, such materials to be in such form and have such other provisions as the AMGP Parties desire with approval of the AMLP Parties (such approval not to be unreasonably withheld, conditioned or delayed) (the “Letter of Transmittal”), and (B) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates) or transferring the Book-Entry Units to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of fractional shares of AMGP Common Stock, if any, to be paid in consideration therefor, and any dividends payable pursuant to Section 4.3, in each case, to which such holders are entitled pursuant to the terms of this Agreement.  With respect to Book-Entry Units held through DTC, AMGP and AMLP shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees on the Closing Date (or if Closing occurs after 11:30 a.m. (New York Time) on the Closing Date, on the first Business Day after the Closing Date), upon surrender of Eligible Units held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, cash in lieu of fractional shares of AMGP Common Stock, if any, to be paid in consideration therefor, and cash for the amount of any dividends payable pursuant to Section 4.3, in each case, to which the holders thereof are entitled pursuant to the terms of this Agreement.

(b)                                 Upon surrender to the Exchange Agent of Eligible Units that are Certificates, by physical surrender of such Certificate (or affidavit of loss in lieu of a Certificate, as provided in Section 4.7) or that are Book-Entry Units in accordance with the terms of the Letter of Transmittal and accompanying instructions or, with respect to Book-Entry Units held through DTC, in accordance with DTC’s customary procedures and such other procedures as agreed by NewCo, AMLP, AMGP, the Exchange Agent and DTC, the holder of such Certificate or Book-Entry Units shall be entitled to receive in exchange therefor (after giving effect to any required Tax withholding as provided in Section 4.8) (i) that number of whole shares of AMGP Common Stock that such holder is entitled to receive as Stock Consideration pursuant to Section 3.1 and (ii) a check in the amount of cash that such holder is entitled to receive: (A) as Cash Consideration pursuant to Section 3.1, (B) in lieu of fractional shares payable pursuant to Section 4.5, and (C) with respect to any dividends that such holder has the right to receive pursuant to Section 4.3.

(c)                                  No interest will be paid or accrued on any amount payable upon due surrender of Eligible Units and any Certificate or ledger entry relating to Book-Entry Units formerly representing AMLP Common Units that have been so surrendered shall be cancelled by the Exchange Agent.

(d)                                 In the event of a transfer of ownership of certificated Eligible Units that is not registered in the transfer records of AMLP, (x) payment of the applicable Merger Consideration, (y) cash in lieu of any fractional shares payable pursuant to Section 4.5 and (z) cash for the amount of any dividends pursuant to Section 4.3 (in each case, after giving effect to any required Tax withholding as provided in Section 4.8), may be paid to such a transferee if the Certificate formerly representing such Eligible Units is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable unit transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to the Exchange Agent.  With respect to Book-Entry Units, (x) payment of the applicable Merger Consideration, (y) cash in lieu of any fractional shares payable pursuant to Section 4.5, and (z) dividends pursuant to Section 4.3 (in each case, after giving effect to any required Tax withholding as provided in Section 4.8), shall be made only to the Person in whose name such Book-Entry Units are registered in the unit transfer books of AMLP.

4.3                          Dividends.  All shares of AMGP Common Stock to be paid pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend is declared by AMGP in respect of the AMGP Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends in respect of all shares of AMGP Common Stock issuable pursuant to this Agreement.  No dividends in respect of the AMGP Common Stock shall be paid to any holder of any unsurrendered Eligible Unit until the Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.7) or Book-Entry Unit is surrendered for exchange in accordance with this Article IV.  Subject to the effect of escheat, Tax or other applicable Laws, following such surrender, there shall be paid to the holder of record of the whole shares of AMGP Common Stock paid in exchange for Eligible Units, in accordance with this Article IV, without interest, (a) at the time of such surrender, the dividends in respect of AMGP Common Stock with a record date at or after the Effective Time and payment date prior to or on the date of surrender and (b) at the appropriate payment date, the dividends payable with respect to such whole shares of AMGP Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

4.4                          Transfers.  From and after the Effective Time, there shall be no transfers on the unit transfer books of AMLP of the AMLP Common Units that were outstanding immediately prior to the Effective Time.

4.5                          No Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of AMGP Common Stock will be paid upon the conversion of AMLP Common Units pursuant to Section 3.1.  All fractional shares of AMGP Common Stock that a holder of Eligible Units would be otherwise entitled to receive pursuant to Section 3.1 shall be aggregated and rounded to three decimal places.  Any holder of Eligible Units otherwise entitled to receive fractional shares of AMGP Common Stock but for this Section 4.5 shall be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (a) the aggregated amount of the fractional interest in AMGP Common Stock to which such holder would, but for this Section 4.5, be entitled and (b) an amount equal to the average of the volume weighted average price per unit of AMGP Common Shares on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by AMGP and AMLP) on each of the ten (10) consecutive trading days ending with the complete trading day immediately prior to the Effective Time.  No holder of Eligible Units shall be entitled by virtue of the right to receive cash in lieu of fractional shares of AMGP Common Stock described in this Section 4.5 to any dividends, voting rights or any other rights in respect of any fractional share of AMGP Common Stock.  The payment of cash in lieu of fractional shares of AMGP Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.

4.6                          Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund and any shares of AMGP Common Stock) that remains unclaimed twelve (12) months after the Effective Time shall be delivered to NewCo or AMLP, as set forth in the last sentence of this Section 4.6.  Any holder of Eligible Units who has not theretofore complied with this Article IV shall thereafter look only to NewCo or AMLP, as applicable, for delivery of the Merger Consideration and payment of any cash and dividends in respect thereof payable and/or issuable pursuant to Section 3.1, Section 4.3, and Section 4.5, in each case, without any interest thereon.  Notwithstanding the foregoing, none of the Surviving Entity, AMGP, NewCo, AMLP, the Exchange Agent or any other Person shall be liable to any former holder of AMLP Common Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.  If any Certificate or Book-Entry Unit has not been surrendered prior to the date on which the Merger Consideration would escheat to or become the property of any Governmental Entity, any Merger Consideration and the cash, if any, to be paid in respect of such Certificate or Book-Entry Unit shall, to the extent permitted by applicable Law, immediately prior to such time become the property of NewCo or AMLP, as applicable, free and clear of all claims or interest of any Person previously entitled thereto.  For the avoidance of doubt, any amount of cash to be returned to AMLP pursuant to this

Section 4.6 shall be so returned to AMLP to the extent such amount of cash was initially contributed to the Exchange Fund by AMLP pursuant to Section 4.1, and any amount of shares of AMGP Common Stock to be returned to NewCo pursuant to this Section 4.6 shall be so returned to NewCo to the extent such amount of shares of AMGP Common Stock were initially contributed to the Exchange Fund by NewCo pursuant to Section 4.1.

4.7                          Lost, Stolen or Destroyed Certificates.  In the event any Certificate representing Eligible Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by AMGP, the posting by such Person of a bond in customary amount and upon such terms as may be required by the AMGP as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash or unpaid dividends that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

4.8                          Withholding Rights.  Each of AMGP, NewCo, AMLP and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, the consideration to be paid with respect to the Series B Exchange or any amounts otherwise payable pursuant to this Agreement, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in shares of AMGP Common Stock).  To the extent that amounts are so deducted or withheld by AMGP, NewCo, AMLP or the Exchange Agent, as the case may be, such withheld amounts (a) shall be timely remitted by AMGP, NewCo, AMLP or the Exchange Agent, as applicable, to the applicable Governmental Entity, and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

4.9                          No Dissenters’ Rights.  No dissenters’ or appraisal rights shall be available with respect to the Merger or the Transactions.

4.10                   Adjustments to Prevent Dilution.  Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination in accordance with Article IX, the issued and outstanding AMLP Common Units or the issued and outstanding AMGP Common Shares, shall have been changed into a different number of units or securities or a different class by reason of any reclassification, unit or share split (including a reverse unit or share split), unit or share distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a distribution paid in units or shares with a record date within such period shall have been declared, then the Merger Consideration shall be equitably adjusted to provide the holders of AMLP Common Units and AMGP Common Shares the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Merger Consideration.  Nothing in this Section 4.10 shall be construed to permit AMGP or AMLP to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

ARTICLE V

Representations and Warranties of the AMLP Parties

5.1                          Representations and Warranties of AMLP.  AMLP hereby represents and warrants to the AMGP Parties as follows:

(a)                                 Organization, Standing and Authority.  AMLP (i) is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to AMLP and its Subsidiaries, taken as a whole.

(b)                                 Capitalization.  As of the date hereof, the issued and outstanding partnership interests of AMLP consist of (i) 187,045,499 AMLP Common Units and the AMLP IDRs, which are the only limited partner interests of AMLP issued and outstanding, and (ii) the AMLP General Partner Interest, which is the only general partner interest of AMLP issued and outstanding.  The limited partner interests represented by the AMLP Common Units have been duly authorized and validly issued in accordance with the AMLP Partnership Agreement and are fully paid (to the extent required under the AMLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA).  As of the date hereof, there were 1,052,616 awarded and unvested AMLP Phantom Unit Awards. The general partner interest represented by the AMLP General Partner Interest has been duly authorized and validly issued in accordance with the AMLP Partnership Agreement. Except as expressly contemplated by this Agreement, otherwise disclosed in the AM SEC Reports or pursuant to AMLP’s long-term incentive plan, employee benefit plans, qualified stock option plans or employee compensation plans, there are no issued or outstanding Rights of AMLP GP or AMLP with respect to any equity securities of AMLP and neither AMLP GP nor AMLP has any commitment to authorize, issue or sell any such equity securities or Rights.

(c)                                  Subsidiaries.  Each of AMLP’s Subsidiaries has the entity power and authority to carry on its business as it is now being conducted and to own all its properties and assets, except as would not (individually or in the aggregate) reasonably be expected to be material to AMLP and its Subsidiaries, taken as a whole.

(d)                                 Authority.  Assuming the accuracy of the representations and warranties set forth in Section 5.2(d), Section 6.1(d), Section 6.2(d) and Section 6.3(b), this Agreement and the matters contemplated hereby, including, to the extent applicable, the Transactions and the Transaction Documents to which AMLP is a party have, subject to receipt of the AMLP Unitholder Approval, been authorized by all necessary limited partnership action by AMLP, and this Agreement has been, and each other Transaction Document to be executed or delivered by AMLP will be at the time it is delivered, duly executed and delivered and is, or when delivered will be, a legal, valid and binding agreement of AMLP, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e)                                  No Defaults.  Subject to required filings under federal and state securities Laws, compliance with the rules and regulations of the NYSE, and except as set forth on Schedule 5.1(e) of the AMLP Party Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including, for the avoidance of doubt, the entrance by AMLP into the Transaction Documents to which it is a party, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, agreement, joint venture or other instrument or obligation to which AMLP or any of its Subsidiaries is a party or by which AMLP or any of its Subsidiaries or properties is subject or bound that is material to AMLP and its Subsidiaries, taken as a whole, (ii) subject to receipt of the AMLP Unitholder Approval, constitute a breach or violation of, or a default under the AMLP Partnership Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to AMLP or any of its Subsidiaries, or (iv) result in the creation of any Lien on any of AMLP’s (or any of its Subsidiaries’) assets.

(f)                                   No Brokers.  Other than the fees payable by AMLP to Tudor Pickering Holt & Co. Advisors LP and Morgan Stanley & Co LLC, no action has been taken by or on behalf of AMLP that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby.

(g)                                  Regulatory Approvals.  Other than as contemplated under Section 7.4, there are no material approvals of any Governmental Entity required to be obtained by AMLP to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC and the NYSE).

(h)                                 SEC Documents.

(i)                                     Since January 1, 2016, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K (whether filed on a voluntary basis or otherwise), forms, schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by any AMLP Party with or to the SEC have been or will be timely filed or furnished (the “AMLP SEC Reports”).  Each of the AMLP SEC Reports (i) complied in all material respects with the requirements of applicable Law (including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)), and (ii) as of its effective date (in the case of AMLP SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of its filing date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements (x) in any AMLP SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the date of this Agreement or (y) with respect to information supplied in writing by or on behalf of AMGP, as to which AMLP makes no representation or warranty.

(ii)                                  No AMLP Party, other than AMLP, is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act.  There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the AMLP SEC Reports.  No enforcement action has been initiated against AMLP relating to disclosures contained or omitted from any AMLP SEC Report.

(i)                                     Taxes.  Except as would not reasonably be expected to be material to AMLP or any of its Subsidiaries taken as a whole: (i) all Tax Returns that were required to be filed by or with respect to AMLP or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (ii) all Taxes owed by AMLP or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of AMLP and its Subsidiaries, (iii) there is no claim against AMLP or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened with respect to any Taxes or Tax Returns of or with respect to AMLP or any of its Subsidiaries, (iv) AMLP and each of its Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect an election under Section 754 of the Code, (v) neither AMLP nor any Subsidiary of AMLP has filed an election to be treated as a corporation for federal income tax purposes, (vi) other than Antero Midstream Finance Corporation, each Subsidiary of AMLP is either a limited partnership or limited liability company organized in a state of the United States and (vii) at least 90% of the gross income of AMLP for each taxable year since its formation through and including the current taxable year has been income that is “qualifying income” within the meaning of Section 7704(d) of the Code.

(j)                                    AMLP Credit Agreement. As of the date of this Agreement, the amount of indebtedness outstanding under the AMLP Credit Agreement is $875 million.  Except as set forth in the previous sentence and with respect to any indebtedness incurred in accordance with Section 7.6(f), AMLP is not liable for any other indebtedness under the AMLP Credit Agreement or any other agreements.

5.2                          Representations and Warranties of AMLP GP.  AMLP GP hereby represents and warrants to the AMGP Parties hereto as follows:

(a)                                 Organization, Standing and Authority.  AMLP GP (i) is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to AMLP GP (in its own capacity and in its capacity as the general partner of AMLP).

(b)                                 Capitalization.  The only Equity Interests of AMLP GP are the limited liability company interests in AMLP GP. Such limited liability company interests have been duly authorized and validly issued in accordance with the AMLP GP LLC Agreement and are fully paid (to the extent required under the AMLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).  Except as expressly contemplated by this Agreement, otherwise disclosed in the AM SEC Reports or pursuant to AMLP’s long-term incentive plan, employee benefit plans, qualified stock option plans or employee compensation plans, there are no issued or outstanding Rights of AMLP GP with respect to any equity securities of AMLP GP and AMLP GP has no commitments to authorize, issue or sell any such equity securities or Rights.

(c)                                  Ownership.  AMLP GP owns beneficially and of record the AMLP General Partner Interest, free and clear of all Liens (other than Liens provided for under the AMLP Partnership Agreement).

(d)                                 Authority.  Assuming the accuracy of the representations and warranties set forth in Section 5.1(d), Section 6.1(d), Section 6.2(d) and Section 6.3(b), this Agreement and the matters contemplated hereby, including, to the extent applicable, the Transactions and the Transaction Documents to which AMLP GP is a party (in its own capacity and in its capacity as the general partner of AMLP), have been authorized by all necessary limited liability company action by AMLP GP (including, to the extent applicable, in its capacity as the general partner of AMLP), and this Agreement has been, and each other Transaction Document to be executed or delivered by AMLP GP will be at the time it is delivered, duly executed and delivered and is, or when delivered, will be a legal, valid and binding agreement of AMLP GP (in its own capacity and in its capacity as the general partner of AMLP), enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). To the extent required in connection with the consummation of the Transactions, all approvals required to be obtained from the members of the AMLP GP Board (including any committee thereof) have been obtained.

(e)                                  No Defaults.  Subject to required filings under federal and state securities Laws, compliance with the rules and regulations of the NYSE, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including, for the avoidance of doubt, the entrance by AMLP GP into the Transaction Documents to which it is a party (in its own capacity and in its capacity as the general partner of AMLP), do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, agreement, joint venture or other instrument or obligation to which AMLP GP is a party (in its own capacity or in its capacity as the general partner of AMLP) or by which AMLP GP or AMLP or each of their properties is subject or bound that is material to AMLP GP or AMLP, (ii) constitute a breach or violation of, or a default under the AMLP GP LLC Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to AMLP GP (in its own capacity or in its capacity as the general partner of AMLP) or AMLP, or (iv) result in the creation of any Lien on any of AMLP GP’s or AMLP’s assets.

(f)                                   No Brokers.  Other than the fees payable by AMLP GP to Tudor Pickering Holt & Co. Advisors LP and Morgan Stanley & Co LLC, no action has been taken by or on behalf of AMLP GP (in its own capacity or in its capacity as the general partner of AMLP) that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby.

(g)                                  Regulatory Approvals.  Other than as contemplated under Section 7.4, there are no material approvals of any Governmental Entity required to be obtained by AMLP GP (in its own capacity or in its capacity as the general partner of AMLP) to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC and the NYSE).

(h)                                 Registration Statement/Joint Proxy Statement/Schedule 13E-3.  None of the information supplied or to be supplied by AMLP GP (in its own capacity or in its capacity as the general partner of AMLP) for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Joint Proxy Statement will, at the date it is first mailed to holders of AMLP Common Units and holders of AMGP Common Shares and at the time of the AMLP Unitholder Meeting and the AMGP Shareholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) a Rule 13e-3 transaction statement on Schedule 13E-3 relating to the transactions contemplated hereby (as amended or supplemented, the “Schedule 13E-3”), will, at the time of the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by AMLP GP (in its own capacity or in its capacity as the general partner of AMLP) with respect to statements made therein based on information supplied by the AMGP Parties specifically for inclusion or incorporation by reference therein.

(i)                                     Approval.  The AMLP Conflicts Committee has, acting in good faith, unanimously (i) determined that the Transactions are in the best interest of AMLP and the Disinterested AMLP Unitholders, (ii) approved this Agreement and declared advisable the consummation of the Transactions, (iii) recommended that the AMLP GP Board approve the Transaction Documents to which AMLP and AMLP GP are a party and the consummation of the Transactions contemplated thereby, and (iv) recommended that the AMLP GP Board submit the AMLP Unitholder Proposals to a vote of the holders of AMLP Common Units, and recommended approval of the AMLP Unitholder Proposals by the holders of AMLP Common Units.  The AMLP

GP Board, upon the recommendation of the AMLP Conflicts Committee, has (i) determined that this Agreement and the Transactions are in the best interest of AMLP and the holders of AMLP Common Units, (ii) approved this Agreement and declared advisable the consummation of the Transactions, and (iii) resolved to submit the AMLP Unitholder Proposals to a vote of the holders of AMLP Common Units, and recommended approval of the AMLP Unitholder Proposals by the holders of AMLP Common Units.

ARTICLE VI

Representations and Warranties of the AMGP Parties

6.1                          Representations and Warranties of AMGP.  AMGP hereby represents and warrants to the AMLP Parties hereto as follows:

(a)                                 Organization, Standing and Authority.  AMGP (i) is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to AMGP and its Subsidiaries (other than the AMLP Group), taken as a whole.

(b)                                 Capitalization.  As of the date hereof, the issued and outstanding partnership interests of AMGP consist of (i) 186,209,369 AMGP Common Shares, which are the only limited partner interests of AMGP issued and outstanding, and (ii) the AMGP General Partner Interest, which is the only general partner interest of AMGP issued and outstanding.  The limited partner interests represented by the AMGP Common Shares have been duly authorized and validly issued in accordance with the AMGP Partnership Agreement and are fully paid (to the extent required under the AMGP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA).  The general partner interest represented by the AMGP General Partner Interest has been duly authorized and validly issued in accordance with the AMGP Partnership Agreement.  Except as expressly contemplated by this Agreement, otherwise disclosed in the AM SEC Reports, pursuant to the IDR Holdings LLC Agreement, or pursuant to the AMGP LTIP, there are no issued or outstanding Rights of AMGP with respect to any equity securities of AMGP and AMGP has no commitment to authorize, issue or sell any equity securities or Rights.

(c)                                  Ownership.

(i)                                     AMGP owns 100% of the limited liability company interests in AMLP GP, and such limited liability company interests are owned free and clear of all

Liens (except for (A) restrictions on transferability contained in the AMLP GP LLC Agreement or as described in the AM SEC Reports, (B) Liens created or arising under the DLLCA and (C) Liens with respect to the limited liability company interests of AMLP GP that are pledged under that certain Guaranty and Collateral Agreement dated as of May 9, 2018 by and among Antero Midstream GP LP and each of the other Grantors party thereto in favor of Wells Fargo Bank, National Association (the “Guaranty and Collateral Agreement”)).

(ii)                                  AMGP owns 100% of the issued and outstanding Series A Units of IDR Holdings; such Series A Units and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the IDR Holdings LLC Agreement, and are fully paid (to the extent required under the IDR Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and such Series A Units are owned free and clear of all Liens (except for (A) restrictions on transferability contained in the IDR Holdings LLC Agreement or as described in the AM SEC Reports, (B) Liens created or arising under the DLLCA, and (C) Liens with respect to the Series A Units of IDR Holdings that are pledged under the Guaranty and Collateral Agreement).  IDR Holdings owns all of the AMLP IDRs free and clear of all Liens (except for (A) restrictions on transferability contained in the AMLP Partnership Agreement or as described in the AM SEC Reports and (B) Liens created or arising under the AMGP Credit Agreement or the DRULPA).

(iii)                               The Series B Units and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the IDR Holdings LLC Agreement, and are fully paid (to the extent required under the IDR Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). The Series A Units and the Series B Units are the only Equity Interests of IDR Holdings.

(iv)                              AMGP owns 100% of the issued and outstanding limited liability company interests of Preferred Co, which are the only Equity Interests of Preferred Co; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Preferred Co, and are fully paid (to the extent required under the limited liability company agreement of Preferred Co) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and such limited liability company interests are owned free and clear of all Liens (except for Liens created or arising under the AMGP Credit Agreement or the DLLCA).

(v)                                 AMGP owns 100% of the issued and outstanding shares of capital stock of NewCo, which are the only Equity Interests of NewCo; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation of NewCo, and are fully paid and nonassessable; and such capital stock is owned free and clear of all Liens (except for Liens created or arising under the AMGP Credit Agreement).

(vi)                              NewCo owns 100% of the issued and outstanding limited liability company interests of Merger Sub, which are the only Equity Interests of Merger Sub; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Merger Sub, and are fully paid (to the extent required under the limited liability company agreement of Merger Sub) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and such limited liability company interests are owned free and clear of all Liens (except for Liens created or arising under the AMGP Credit Agreement or the DLLCA).

(vii)                           Other than the Equity Interests described in Section 6.1(c)(i)-(vi), (A) AMGP does not own, directly or indirectly, Equity Interests in any other Person, other than its indirect ownership of Equity Interests in AMLP and its Subsidiaries and (B) there are no outstanding Rights issued or granted by, or binding upon, any of the AMGP Parties.

(d)                                 Authority.  Assuming the accuracy of the representations and warranties set forth in Section 5.1(d), Section 5.2(d), Section 6.2(d) and Section 6.3(b), this Agreement and the matters contemplated hereby, including, to the extent applicable, the Transactions and the Transaction Documents to which AMGP is a party have, subject to receipt of the AMGP Shareholder Approval, been authorized by all necessary limited partnership action by AMGP, and this Agreement has been, and each other Transaction Document to be executed or delivered by AMGP will be at the time it is delivered, duly executed and delivered and is, or when delivered, will be a legal, valid and binding agreement of AMGP, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e)                                  No Defaults.  Subject to required filings under federal and state securities Laws, compliance with the rules and regulations of the NYSE, and except as set forth on Schedule 6.1(e) of the AMGP Party Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including, for the avoidance of doubt, the entrance by AMGP into the Transaction Documents to which it is a party, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, agreement, joint venture or other instrument or obligation to which AMGP is a party or by which AMGP or its properties is subject or bound that is material to AMGP, (ii) subject to receipt of the AMGP Shareholder Approval, constitute a breach or violation of, or a default under the AMGP Partnership Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to AMGP, or (iv) result in the creation of any Lien on any of AMGP’s assets.

(f)                                   No Brokers.  Other than the fees payable by AMGP to Goldman Sachs & Co. LLC, no action has been taken by or on behalf of AMGP that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby.

(g)                                  Regulatory Approvals.  Other than as contemplated under Section 7.4, there are no material approvals of any Governmental Entity required to be obtained by AMGP to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC and the NYSE).

(h)                                 SEC Documents.

(i)            Since May 9, 2017, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K (whether filed on a voluntary basis or otherwise), forms, schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by any AMGP Party with or to the SEC have been or will be timely filed or furnished (the “AMGP SEC Reports”).  Each of the AMGP SEC Reports (i) complied in all material respects with the requirements of applicable Law (including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act), and (ii) as of its effective date (in the case of AMGP SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of its filing date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements (x) in any AMGP SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the date of this Agreement or (y) with respect to information supplied in writing by or on behalf of AMLP, as to which AMGP makes no representation or warranty.

(ii)           No AMGP Party, other than AMGP, is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act.  There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the AMGP SEC Reports.  No enforcement action has been initiated against AMGP relating to disclosures contained or omitted from any AMGP SEC Report.

(i)                                     Contribution of AMGP Common Stock.  All shares of AMGP Common Stock issued and contributed by AMGP Corp to NewCo in the Contribution, when so issued and contributed, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will entitle the recipient thereof to all of the rights of a holder of AMGP Common Stock under the AMGP Corp Organizational Documents and the DGCL.

(j)                                    Payment of AMGP Common Stock.  All shares of AMGP Common Stock to be paid as the Stock Consideration, when so paid as provided in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will entitle such recipient thereof to all of the rights of a holder of AMGP Common Stock under the AMGP Corp Organizational Documents and the DGCL.

(k)                                 Issuance of AMGP Preferred Stock.  As of the Closing Date, all shares of AMGP Preferred Stock issued in the Preferred Stock Issuance, are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and entitle such recipient thereof to all of the rights of a holder of AMGP Preferred Stock under the AMGP Corp Organizational Documents and the DGCL.

(l)                                     Taxes.  Except as would not reasonably be expected to be material to AMGP: (i) all Tax Returns that were required to be filed by or with respect to AMGP have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (ii) all Taxes owed by AMGP that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of AMGP, (iii) there is no claim against AMGP for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened with respect to any Taxes or Tax Returns of or with respect to AMGP, (iv) AMGP has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement and (v) AMGP has not been a member of a Consolidated Group except for one where AMGP is the common parent.

6.2                          Representations and Warranties of AMGP GP.  AMGP GP hereby represents and warrants to the AMLP Parties as follows:

(a)                                 Organization, Standing and Authority.  AMGP GP (i) is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to AMGP GP (in its own capacity and in its capacity as the general partner of AMGP).

(b)                                 Capitalization.  The only Equity Interests of AMGP GP are the limited liability company interests in AMGP GP.  Such limited liability company interests have been duly authorized and validly issued in accordance with the AMGP GP LLC Agreement and are fully paid (to the extent required under the AMGP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA).  Except as expressly contemplated by this Agreement or otherwise disclosed in the AM SEC Reports, there are no issued or outstanding Rights of AMGP GP with respect to any equity securities of AMGP GP and AMGP GP has no commitments to authorize, issue or sell any such equity securities or Rights.

(c)                                  Ownership.  AMGP GP owns beneficially and of record the AMGP General Partner Interest, free and clear of all Liens (other than Liens provided for under the AMGP Partnership Agreement).

(d)                                 Authority.  Assuming the accuracy of the representations and warranties set forth in Section 5.1(d), Section 5.2(d), Section 6.1(d) and Section 6.3(b), this Agreement and the matters contemplated hereby, including, to the extent applicable, the Transactions and the Transaction Documents to which AMGP GP is a party (in its own capacity and in its capacity as general partner of AMGP), have been authorized by all necessary limited liability company action by AMGP GP (including, to the extent applicable, in its capacity as the general partner of AMGP), and this Agreement has been, and each other Transaction Document to be executed or delivered by AMGP GP will be at the time it is delivered, duly executed and delivered and is, or when delivered, will be a legal, valid and binding agreement of AMGP GP (in its own capacity and in its capacity as the general partner of AMGP), enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  To the extent required in connection with the consummation of the Transactions, all approvals required to be obtained from the members of the AMGP GP Board (including any committee thereof) have been obtained.

(e)                                  No Defaults.  Subject to required filings under federal and state securities Laws, compliance with the rules and regulations of the NYSE, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including, for the avoidance of doubt, the entrance by AMGP GP into the Transaction Documents to which it is a party (in its own capacity and in its capacity as the general partner of AMGP), do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, agreement, joint venture or other instrument or obligation to which AMGP GP is a party (in its own capacity or in its capacity as the general partner of AMGP) or by which AMGP GP or AMGP or each of their properties is subject or bound that is material to AMGP GP or AMGP, (ii) constitute a breach or violation of, or a default under the AMGP GP LLC Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to AMGP GP (in its own capacity or in its capacity as the general partner of AMGP) or AMGP, or (iv) result in the creation of any Lien on any of AMGP GP’s or AMGP’s assets.

(f)                                   No Brokers.  Other than the fees payable by AMGP to Goldman Sachs, no action has been taken by or on behalf of AMGP GP (in its own capacity or in its capacity as the general partner of AMGP) that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby.

(g)                                  Regulatory Approvals.  Other than as contemplated under Section 7.4, there are no material approvals of any Governmental Entity required to be obtained by AMGP GP (in its own capacity or in its capacity as the general partner of AMGP) to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC and the NYSE).

(h)                                 Registration Statement/Joint Proxy Statement/Schedule 13E-3.  None of the information supplied or to be supplied by AMGP GP (in its own capacity or in its capacity as general partner of AMGP) for inclusion or incorporation by reference in (i) the Registration

Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) the Joint Proxy Statement will, at the date it is first mailed to holders of AMLP Common Units and to holders of AMGP Common Shares and at the time of the AMLP Unitholder Meeting and the AMGP Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Schedule 13E-3 will, at the time of the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Joint Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by AMGP GP (in its own capacity or in its capacity as general partner of AMGP) with respect to statements made therein based on information supplied by the AMLP Parties specifically for inclusion or incorporation by reference therein.

(i)                                     Approval.  The AMGP Conflicts Committee has, acting in good faith, unanimously (i) determined that the Transactions are in the best interests of AMGP and the Disinterested AMGP Shareholders, (ii) approved this Agreement and the Transactions, (iii) recommended that the AMGP GP Board approve the Transaction Documents to which AMGP and AMGP GP are a party and the Transactions contemplated thereby, and (iv) recommended that the AMGP GP Board submit the AMGP Shareholder Proposals to a vote of the holders of AMGP Common Shares, and recommended approval by the Disinterested AMGP Shareholders.  The AMGP GP Board, upon the recommendation of the AMGP Conflicts Committee, has (i) determined that this Agreement and the Transactions are in the best interests of AMGP and the holders of AMGP Common Shares, (ii) approved this Agreement and the Transactions, and (iii) resolved to submit the AMGP Shareholder Proposals to a vote of the holders of AMGP Common Shares, and recommended approval of the AMGP Shareholder Proposals by the holders of AMGP Common Shares.

6.3                          Representations and Warranties of IDR Holdings, Preferred Co, NewCo and Merger Sub.  AMGP GP hereby represents and warrants to the AMLP Parties as follows:

(a)                                 Organization, Standing and Authority. Each of IDR Holdings, Preferred Co and Merger Sub (i) is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to IDR Holdings, Preferred Co or Merger Sub, as applicable. NewCo (i) is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) through (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, be material to NewCo.

(b)                                 Authority.  Assuming the accuracy of the representations and warranties set forth in Section 5.1(d), Section 5.2(d), Section 6.1(d) and Section 6.2(d), this Agreement and the matters contemplated hereby, including, to the extent applicable, the Transactions and the Transaction Documents to which IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, is a party, have been authorized, in the case of IDR Holdings, Preferred Co and Merger Sub, by all necessary limited liability company action, and in the case of NewCo, by all corporate action, and this Agreement has been, and each other Transaction Document to be executed or delivered by IDR Holdings, Preferred Co, NewCo and Merger Sub, as applicable, will be at the time it is delivered, duly executed and delivered and is, or when delivered will be, a legal, valid and binding agreement of IDR Holdings, Preferred Co, NewCo and Merger Sub, as applicable, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(c)                                  No Defaults.  Subject to required filings under federal and state securities Laws, compliance with the rules and regulations of the NYSE, and except as set forth on Schedule 6.3(c) of the AMGP Party Disclosure Schedules, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including, the entrance by IDR Holdings, Preferred Co, NewCo and Merger Sub into the Transaction Documents to which each is a party, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, Contract, agreement, joint venture or other instrument or obligation to which IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, is a party or by which IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, or any of their respective properties is subject or bound that is material to IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, in each case taken as a whole, (ii) constitute a breach or violation of, or a default under, (A) in the case of IDR Holdings, the IDR Holdings LLC Agreement, (B) in the case of Preferred Co, the limited liability company agreement of Preferred Co, (C) in the case of NewCo, the certificate of incorporation or bylaws of NewCo, or (D) in the case of Merger Sub, the limited liability company agreement of Merger Sub, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, or (iv) result in the creation of any Lien on any assets of IDR Holdings, Preferred Co, NewCo or Merger Sub.

(d)                                 Regulatory Approvals.  Other than as contemplated under Section 7.4, there are no material approvals of any Governmental Entity required to be obtained by IDR Holdings, Preferred Co, NewCo or Merger Sub to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC and the NYSE).

(e)                                  Series B Exchange.  All shares of AMGP Common Stock to be paid by NewCo to the Series B Holders in the Series B Exchange, when so exchanged for Series B Units, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will entitle the recipient thereof to all of the rights of a holder of AMGP Common Stock under the AMGP Corp Organizational Documents and the DGCL.

(f)                                   Taxes.  Except as would not reasonably be expected to be material to IDR Holdings, Preferred Co, NewCo or Merger Sub, as applicable, in each case taken as a whole: (i) all Tax Returns that were required to be filed by or with respect to IDR Holdings, Preferred Co, NewCo or Merger Sub have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (ii) all Taxes owed by IDR Holdings, Preferred Co, NewCo or Merger Sub that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of IDR Holdings, Preferred Co, NewCo or Merger Sub (as applicable), (iii) there is no claim against IDR Holdings, Preferred Co, NewCo or Merger Sub for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened with respect to any Taxes or Tax Returns of or with respect to IDR Holdings, Preferred Co, NewCo or Merger Sub (as applicable), (iv) NewCo has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement, (v) IDR Holdings intends to file an election under Section 754 of the Code, and (vi) none of IDR Holdings, Preferred Co or Merger Sub has filed an election to be treated as a corporation for U.S. federal income tax purposes.

ARTICLE VII

Covenants

7.1                          Preparation of Joint Proxy Statement, Registration Statement and Schedule 13E-3.

(a)                                 AMGP will promptly furnish to AMLP such data and information relating to the AMGP Parties as AMLP may reasonably request for the purpose of including such data and information in the Joint Proxy Statement and any amendments or supplements thereto used by AMLP to obtain the AMLP Unitholder Approval.  AMLP will promptly furnish to AMGP such data and information relating to the AMLP Parties and its Subsidiaries as AMGP may reasonably request for the purpose of including such data and information in the Registration Statement and any amendments or supplements thereto.

(b)                                 Promptly following the date hereof, (i) AMGP and AMLP shall cooperate in preparing a mutually acceptable Registration Statement (of which the Joint Proxy Statement will be a part) and Schedule 13E-3 to be jointly filed by AMGP and AMLP with the SEC, and (ii) AMGP shall prepare and file with the SEC the Registration Statement and the Schedule 13E-3.  AMGP and AMLP shall each use reasonable best efforts to cause the Registration Statement and the Schedule 13E-3, as applicable, to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. AMGP and AMLP shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and AMGP shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Transactions.  Each of AMGP and AMLP will advise the other promptly after it receives any request by the SEC for amendment of the Registration Statement or the Schedule 13E-3 or comments thereon and responses thereto or any request by the SEC for additional information.  Each of AMGP and AMLP shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.  Each of AMGP and AMLP shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the holders of AMLP Common Units and holders of AMGP Common Shares as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto), the Schedule 13E-3 (or any amendment thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of AMGP and AMLP shall (i) provide the other with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) include in such document or response all comments reasonably proposed by the other and (iii) not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)                                  AMGP and AMLP shall make all necessary filings with respect to the Transactions under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.  Each party will advise the others, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of the AMGP Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.  Each of AMGP and AMLP will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(d)                                 If at any time prior to the Effective Time, any information relating to the AMGP Parties or the AMLP Parties, or any of their respective Affiliates, officers or directors, should be discovered by any party that should be set forth in an amendment or supplement to the Registration Statement or the Schedule 13E-3 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of AMLP Common Units and the holders of AMGP Common Shares.

7.2                          AMLP Unitholder Meeting and AMGP Shareholder Meeting.

(a)                                 AMLP shall take all action necessary in accordance with applicable Laws and the AMLP Partnership Agreement to establish a record date, give notice of, convene and hold a meeting of the holders of AMLP Common Units for the purpose of obtaining the AMLP Unitholder Approval (the “AMLP Unitholder Meeting”), to be held as promptly as reasonably practicable following the effective date of the Registration Statement. Except as expressly permitted by Section 7.2(c), (i) the AMLP Conflicts Committee shall recommend that the holders of AMLP Common Units approve the AMLP Unitholder Proposals (the “AMLP Conflicts Committee Recommendation”), (ii) the AMLP GP Board shall recommend that the holders of AMLP Common Units approve the AMLP Unitholder Proposals (the “AMLP Board Recommendation”) and (iii) the AMLP GP Board shall solicit from holders of AMLP Common Units proxies in favor of the AMLP Unitholder Proposals.  Unless there has been an AMLP Change in Recommendation in accordance with Section 7.2(c) of this Agreement, the Joint Proxy Statement shall include a statement to the effect that the AMLP Conflicts Committee has made the AMLP Conflicts Committee Recommendation and that the AMLP GP Board has made the AMLP Board Recommendation. AMLP’s obligations to call, give notice of, convene and hold the AMLP Unitholder Meeting in accordance with this Section 7.2(a) shall not be limited or otherwise affected by any AMLP Change in Recommendation.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, AMLP (i) shall be required to adjourn or postpone the AMLP Unitholder Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to the holders of AMLP Common Units or (B) if, as of the time for which the AMLP Unitholder Meeting is scheduled, there are an insufficient number of AMLP Common Units represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such AMLP Unitholder Meeting and (ii) may, and at AMGP’s request shall, adjourn or postpone the AMLP Unitholder Meeting if, as of the time for which the AMLP Unitholder Meeting is scheduled, there are an insufficient number of AMLP Common Units represented (either in person or by proxy) to obtain the AMLP Unitholder Approval; provided, however, that unless otherwise agreed to by the parties, the AMLP Unitholder Meeting shall not be adjourned or postponed to a date that is more than thirty (30) days after the date for which the meeting was previously scheduled (it being understood that such AMLP Unitholder Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such AMLP Unitholder Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the AMLP Unitholder Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Termination Date.

(c)                                  Notwithstanding the foregoing, at any time prior to obtaining the AMLP Unitholder Approval, the AMLP Conflicts Committee or AMLP GP Board may withdraw, modify or qualify in any manner adverse to the AMGP Parties or any other party the AMLP Conflicts Committee Recommendation or the AMLP Board Recommendation, as applicable (any such action an “AMLP Change in Recommendation”), if the AMLP Conflicts Committee or AMLP

GP Board, as applicable, shall have concluded in good faith, after consultation with its outside legal advisors and its financial advisors, if any, that the Transactions are no longer in the best interests of the Disinterested AMLP Unitholders; provided, however, that the AMLP Conflicts Committee and AMLP GP Board shall not be entitled to exercise their respective rights to make an AMLP Change in Recommendation pursuant to this sentence unless AMLP has provided to AMGP five (5) Business Days’ prior written notice advising AMGP that the AMLP Conflicts Committee or AMLP GP Board, as applicable, intends to take such action and specifying the reasons therefor in reasonable detail.  For the avoidance of doubt, any AMLP Change in Recommendation will not change the AMLP Conflicts Committee’s or the AMLP GP Board’s approval of this Agreement (including, with respect to the AMLP Conflicts Committee, the granting of “Special Approval” as defined in the AMLP Partnership Agreement) and the Transactions or any other approval of the AMLP GP Board.

(d)                                 AMGP shall take all action necessary in accordance with applicable Laws and the AMGP Partnership Agreement to establish a record date, give notice of, convene and hold a meeting of the holders of AMGP Common Shares for the purpose of obtaining the AMGP Shareholder Approval (the “AMGP Shareholder Meeting”), to be held as promptly as reasonably practicable following the effective date of the Registration Statement. Except as expressly permitted by Section 7.2(f), (i) the AMGP Conflicts Committee shall recommend that the holders of AMGP Common Shares approve the AMGP Shareholder Proposals (the “AMGP Conflicts Committee Recommendation”), (ii) the AMGP GP Board shall recommend that the holders of AMGP Common Shares approve the AMGP Shareholder Proposals (the “AMGP Board Recommendation”) and (iii) the AMGP GP Board shall solicit from holders of AMGP Common Shares proxies in favor of the AMGP Shareholder Proposals. Unless there has been an AMGP Change in Recommendation in accordance with Section 7.2(f) of this Agreement, the Joint Proxy Statement shall include a statement to the effect that the AMGP Conflicts Committee has made the AMGP Conflicts Committee Recommendation and that the AMGP GP Board has made the AMGP Board Recommendation.  AMGP’s obligations to call, give notice of, convene and hold the AMGP Shareholder Meeting in accordance with this Section 7.2(d) shall not be limited or otherwise affected by any AMGP Change in Recommendation.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, AMGP (i) shall be required to adjourn or postpone the AMGP Shareholder Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to the holders of AMGP Common Shares or (B) if, as of the time for which the AMGP Shareholder Meeting is scheduled, there are an insufficient number of AMGP Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such AMGP Shareholder Meeting and (ii) may, and at AMLP’s request shall, adjourn or postpone the AMGP Shareholder Meeting if, as of the time for which the AMGP Shareholder Meeting is scheduled, there are an insufficient number of AMGP Common Shares represented (either in person or by proxy) to obtain the AMGP Shareholder Approval; provided, however, that unless otherwise agreed to by the parties, the AMGP Shareholder Meeting shall not be adjourned or postponed to a date that is more than thirty (30) days after the date for which the meeting was previously scheduled (it being understood that such AMGP Shareholder Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such AMGP Shareholder Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the AMGP

Shareholder Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Termination Date.

(f)                                   Notwithstanding the foregoing, at any time prior to obtaining the AMGP Shareholder Approval, the AMGP Conflicts Committee or AMGP GP Board may withdraw, modify or qualify in any manner adverse to the AMLP Parties or any other party the AMGP Conflicts Committee Recommendation or the AMGP Board Recommendation, as applicable (any such action an “AMGP Change in Recommendation”), if the AMGP Conflicts Committee or AMGP GP Board, as applicable, shall have concluded in good faith, after consultation with its outside legal advisors and its financial advisors, if any, that the Transactions are no longer in the best interests of the Disinterested AMGP Shareholders; provided, however, that the AMGP Conflicts Committee and AMGP GP Board shall not be entitled to exercise its rights to make an AMGP Change in Recommendation pursuant to this sentence unless AMGP has provided to AMLP five (5) Business Days’ prior written notice advising AMLP that the AMGP Conflicts Committee or AMGP GP Board, as applicable, intends to take such action and specifying the reasons therefor in reasonable detail.  For the avoidance of doubt, any AMGP Change in Recommendation will not change the AMGP Conflicts Committee’s or the AMGP GP Board’s approval of this Agreement (including, with respect to the AMGP Conflicts Committee, the granting of “Special Approval” as defined in the AMGP Partnership Agreement) and the Transactions or any other approval of the AMGP GP Board.

(g)                                  AMGP and AMLP shall use their reasonable best efforts to hold the AMGP Shareholder Meeting and the AMLP Unitholder Meeting on the same day.

7.3                          Further Assurances.  Subject to the terms and conditions of this Agreement, and except for the filings and notifications made pursuant to Antitrust Laws to which Section 7.4 and not this Section 7.3 shall apply, each party will use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to enable consummation of the matters contemplated hereby, including obtaining any third-party approval that is required to be obtained by the party in connection with the Transactions and the other matters contemplated by this Agreement and the Transaction Documents, and using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the matters contemplated hereby, and using commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the matters contemplated hereby or seeking material damages, and each party will cooperate fully with the other parties to that end, and will furnish to the other parties copies of all correspondence, filings and communications between it and its Affiliates, on the one hand, and any Governmental Entity, on the other hand, with respect to the matters contemplated hereby.

7.4                          HSR Act.

(a)                                 As promptly as reasonably practicable following the execution of this Agreement, but in no event later than ten (10) Business Days following the date of this Agreement, the parties shall make or cause its respective ultimate parent entity (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”)) to make any filings required under the HSR Act. Each of the AMGP Parties and AMLP Parties shall take reasonable best efforts to cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under the HSR Act.  Unless otherwise agreed, the AMGP Parties and AMLP Parties shall each use its reasonable best efforts to obtain the prompt expiration or termination of any applicable waiting period under the HSR Act.  The AMGP Parties and AMLP Parties shall each use its reasonable best efforts to respond to and comply with any request for information or documentary material from any Governmental Entity charged with enforcing, applying, administering, or investigating the HSR Act or any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of mergers, monopolization, restraining trade or abusing a dominant position (collectively, “Antitrust Laws”), including the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, any attorney general of any state of the United States, or any other competition authority of any jurisdiction (“Antitrust Authority”).

(b)                                 Each of the AMGP Parties and AMLP Parties shall, in connection with the efforts referenced in Section 7.4(a), (i) use its reasonable best efforts to cooperate in all respects with each other in connection with any review, proceeding, investigation or other inquiry, including any proceeding initiated by a private party under the Antitrust Laws; (ii) promptly notify the other party of any communication concerning this Agreement or any of the transactions contemplated hereby to that party from or with any Governmental Entity, or from any other Person alleging that the consent of such person (or another Person) under any Antitrust Laws is or may be required in connection with the Transactions, and consider in good faith the views of the other party and keep the other party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other party with any written notices or other communications received by such party from, or given by such party to, any Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, except that any materials concerning one party’s valuation of the other party may be redacted; and (iii) permit the other party to review all drafts of any proposed communication to be submitted by it to any Governmental Entity or other Person in connection with any review, inquiry, investigation or consent under any Antitrust Laws with reasonable time and opportunity to comment, and consult with each other in advance of any in-person or telephonic meeting or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and, unless prohibited by the applicable Governmental Entity or Person, not agree to participate in any meeting or discussion with any Governmental Entity relating to any filings or investigations concerning this Agreement or any of the transactions contemplated hereby unless it consults with the other party and its Representatives in advance and invites the other party’s Representatives to attend in accordance with applicable Laws.  AMGP shall be entitled to direct any Proceedings with any Antitrust Authority or other Person relating to any of the foregoing; provided, however, that it shall afford the AMLP Parties a reasonable opportunity to participate therein. The AMGP Parties and AMLP Parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege.

(c)                                  In furtherance and not in limitation of the foregoing, each of the AMGP Parties and the AMLP Parties and its Subsidiaries shall each use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this

Agreement under any Laws, including any Antitrust Laws; provided, however, that if, in order to resolve any objections, the AMLP Parties are required to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom with respect to its or its Subsidiaries’ ability to retain or operate any of the businesses, product lines, or assets of AMLP or its Subsidiaries, such actions shall be conditioned upon the consummation of the Merger. In furtherance of the foregoing, each of the AMGP Parties and AMLP Parties shall use reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (including seeking to have any stay, temporary restraining order or preliminary injunction entered by any court or other Governmental Entity vacated or reversed).

7.5                          Press Releases.  Prior to an AMLP Change in Recommendation or an AMGP Change in Recommendation, if any, no party will, without the prior approval of the other parties, issue any press release or written statement for general circulation relating to the matters contemplated hereby, except as otherwise required by applicable Law or regulation or the rules of the NYSE, in which case it will consult with the other applicable party before issuing any such press release or written statement; provided, however, that no party will be required to obtain the consent of any other party in connection with making public communications related to the matters contemplated hereby that are materially consistent with prior public communications of the parties.

7.6                          Certain Business Activities.  From the date hereof until the Closing or earlier termination of this Agreement and except as contemplated by this Agreement or as required by applicable Law, without the prior written consent of the other parties hereto, each of the parties shall not, shall cause each of its Subsidiaries not to, and shall not take any action to cause any other party to:

(a)                                 take any action that would be reasonably likely to result in a material adverse effect on its ability to perform any of its obligations under this Agreement;

(b)                                 (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of any additional Equity Interests or (ii) enter into any agreement with respect to the foregoing, except in each case, with respect to AMLP, as set forth on Schedule 7.6(b) of the AMLP Party Disclosure Schedule, and with respect to AMGP, as set forth on Schedule 7.6(b) of the AMGP Party Disclosure Schedule;

(c)                                  split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests;

(d)                                 amend any Organizational Documents of such party or any of its Subsidiaries;

(e)                                  declare, authorize, set aside or pay any distribution or dividend, other than regular quarterly distributions consistent with past practice;

(f)                                   in the case of AMLP, except for working capital requirements in the ordinary course of business consistent with past practice and except to fund out-of-pocket fees and expenses incurred by or on behalf of the parties in connection with the Transactions, incur, create, assume or guarantee any additional indebtedness under the AMLP Credit Agreement or any other agreement; provided, however, that any incurrence of indebtedness shall only be permitted to fund such out-of-pocket fees and expenses that do not exceed $30 million;

(g)                                  repurchase, redeem or otherwise acquire any of its Equity Interests (other than pursuant to employee benefit plans, qualified stock option plans or employee compensation plans);

(h)                                 except as a result of a change in, or as otherwise required by Law or in the ordinary course of business consistent with past practice, (i) make, change or revoke any material Tax election, (ii) adopt or change any material Tax accounting method, (iii) file any material amended Tax Return, (iv) settle any material Tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved or accrued on such party’s most recent consolidated balance sheet or (v) surrender any right to claim a refund of a material amount of Taxes;

(i)                                     amend any equity grant agreement pursuant to which the Series B Units were granted; or

(j)                                    take any action that would be reasonably likely to result in the material delay in or failure of any condition to Closing set forth herein to be satisfied.

7.7                          Conflicts Committees.  Prior to the earlier of the Effective Time and the termination of this Agreement, the AMGP Parties shall not and it shall not permit any of its Subsidiaries to, take any action intended to cause AMLP GP to, without the consent of a majority of the then existing members of the AMLP Conflicts Committee, eliminate the AMLP Conflicts Committee, revoke or diminish the authority of the AMLP Conflicts Committee or remove or cause the removal of any director of the AMLP GP Board that is a member of the AMLP Conflicts Committee either as a director or as a member of such committee.  For the avoidance of doubt, this Section 7.7 shall not apply to the filling, in accordance with the provisions of the AMLP GP LLC Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.

7.8                          Tax Treatment.  For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the parties agree to treat (i) the Conversion as tax-free reorganization under Section 368(a)(1)(F) of the Code and as a mere change before other transactions, as permitted under Treasury Regulation Section 1.368-2(m)(3)(ii), with AMGP Corp being treated as AMGP following the Conversion, (ii) the payment of the Cash Consideration in connection with the Merger and any cash in lieu of any fractional shares payable pursuant to Section 4.5 as the payment of a distribution under Section 731 from AMLP to any holder of AMLP Common Units receiving such cash, (iii) the payment of the Stock Consideration in connection with the Merger as a taxable exchange of AMLP Common Units by the holders of such AMLP Common Units with NewCo for AMGP Common Stock with such taxable exchange occurring after the distribution described in clause (ii) of this Section 7.8, and (iv) the Series B Exchange consistent with the tax treatment described in Section 7.8(g) of the IDR Holdings LLC Agreement.  Each party agrees to prepare and file all Tax Returns consistent with the foregoing and will not take any position inconsistent therewith on any Tax Return, or in the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a Final Determination.

7.9                          Notification of Certain Matters.  Each party will give prompt notice to the other parties of any fact, event or circumstance known to them that would, or is reasonably likely to, cause or constitute a material breach of any of their representations, warranties, covenants or agreements contained herein.

7.10                   Listing of AMGP Common Stock.  AMGP GP and AMGP shall use their respective reasonable best efforts to cause (i) the AMGP Common Stock resulting from the conversion of AMGP Common Shares to AMGP Common Stock pursuant to the Conversion and (ii) the AMGP Common Stock to be paid in the Merger and the Series B Exchange to be admitted for listing on the NYSE prior to the Closing.

7.11                   Certain Consents.  By execution of this Agreement, each of the parties provides its irrevocable written consent to the entry into and performance of this Agreement and the transactions by each other party, in each case, to the fullest extent required by the organizational documents of each such other party.

7.12                   Indemnification and Insurance.

(a)                                 For a period of six years after the Effective Time, AMGP Corp shall, and shall cause each member of the AMLP Group to, honor all rights to indemnification, advancement of expenses, elimination of liability and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the Transactions) now existing in favor of the AMLP D&O Indemnified Parties as provided in the Organizational Documents of any member of the AMLP Group, under applicable Delaware Law or otherwise, and shall ensure that the Organizational Documents of AMLP shall, for a period of six years following the Effective Time, contain provisions substantially no less advantageous with respect to indemnification, advancement of expenses, elimination of liability and exculpation of their present and former directors, officers, employees and agents than are set forth in the Organizational Documents of AMLP and the AMLP GP as of the date of this Agreement.

(b)                                 For a period of six years after the Effective Time, AMGP Corp shall maintain officers’ and directors’ liability insurance with a nationally reputable carrier covering each AMLP D&O Indemnified Party who is or at any time prior to the Effective Time was covered by the existing officers’ and directors’ liability insurance applicable to the AMLP Group (“D&O Insurance”), on terms substantially no less advantageous to the AMLP D&O Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other Proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided, however, that AMGP Corp shall not be required to pay an annual premium for the D&O Insurance for the AMLP D&O Indemnified Parties in excess of 300% of the current annual premium currently paid by AMGP or AMGP GP for such insurance, but shall purchase as much of such coverage as possible for such applicable amount. AMGP Corp shall have the right to cause such coverage to be extended under the applicable D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous to the AMLP D&O Indemnified Parties than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 7.12.

(c)                                  The provisions of this Section 7.12 shall survive the consummation of the Transactions for a period of six years and expressly are intended to benefit each of the AMLP D&O Indemnified Parties; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 7.12 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. The rights of any AMLP D&O Indemnified Party under this Section 7.12 shall be in addition to any other rights such AMLP D&O Indemnified Party may have under the Organizational Documents of any member of the AMLP Group or applicable Law.

(d)                                 In the event AMGP Corp or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, AMGP Corp shall cause proper provision to be made so that its successors and assigns, as the case may be, shall assume the obligations set forth in this Section 7.12.

7.13                   Takeover Statutes.  Each party shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any takeover Law to become applicable to this Agreement or the Transactions. If any takeover Law shall become applicable to this Agreement or the Transaction, the parties shall grant such approvals and shall use reasonable best efforts to take such actions so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts to eliminate or minimize the effects of such statute or regulation on the Transactions.

7.14                   Dividends and Distributions.  After the Execution Date until the Effective Time, each of AMGP and AMLP shall coordinate with the other to cause the record date for all distributions in respect of AMGP Common Shares and AMLP Common Units to be the same date.

ARTICLE VIII

Conditions

8.1                          Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligation of each party to effect the Transactions is subject to the satisfaction or waiver by the applicable party or parties at or prior to the Closing of each of the following conditions:

(a)                                 Registration Statement.  The Registration Statement shall have become effective under the Securities Act and the Joint Proxy Statement shall have been mailed to holders of AMLP Common Units and holders of AMGP Common Shares at least twenty (20) Business Days prior to the Closing.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect, and no proceedings for that purpose shall have commenced or be threatened by the SEC unless subsequently withdrawn.

(b)                                 AMGP Shareholder Approval.  The AMGP Shareholder Approval shall have been obtained; provided, however, that no party may waive the requirement to obtain the Disinterested AMGP Shareholder Approval.

(c)                                  AMLP Unitholder Approval.  The AMLP Unitholder Approval shall have been obtained; provided, however, that no party may waive the requirement to obtain the Disinterested AMLP Unitholder Approval.

(d)                                 No Orders.  No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order.

(e)                                  Regulatory Approval.  Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.

(f)                                   NYSE.  The AMGP Common Stock issuable to the holders of Eligible Units in the Merger and in the Series B Exchange pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

8.2                          Conditions to Obligations of the AMGP Parties.  The obligations of the AMGP Parties to effect the Transactions are also subject to the satisfaction or waiver by the AMLP Parties at or prior to the Closing of the following conditions:

(a)                                 Representations and Warranties.  Each of the representations and warranties of the AMLP Parties set forth in Article V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date).

(b)                                 Performance of Obligations of the AMLP Parties.  Each of the AMLP Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)                                  AMLP Parties Closing Certificate.  The AMGP Parties shall have received at Closing a certificate signed on behalf of the AMLP Parties by an executive officer of AMLP GP certifying that such executive officer has read Section 8.2(a) and Section 8.2(b), and the conditions set forth in Section 8.2(a) and Section 8.2(b) are satisfied.

8.3                          Conditions to Obligation of the AMLP Parties.  The obligation of the AMLP Parties to effect the Transactions is also subject to the satisfaction or waiver by the AMGP Parties at or prior to the Closing of the following conditions:

(a)                                 Representations and Warranties.  Each of the representations and warranties of the AMGP Parties set forth in Article VI shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks of another date, in which case such representation and warranty shall only be required to be so true and correct as of such other date).

(b)                                 Performance of Obligations of the AMGP Parties.  Each of the AMGP Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)                                  AMGP Parties Closing Certificate.  The AMLP Parties shall have received at Closing a certificate signed on behalf of the AMGP Parties by an executive officer of AMGP GP to the effect that such executive officer has read Section 8.3(a) and Section 8.3(b), and the conditions set forth in Section 8.3(a) and Section 8.3(b) are satisfied.

ARTICLE IX

Termination

9.1                          Termination by Mutual Consent.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the AMLP Unitholder Approval and AMGP Shareholder Approval shall have been obtained, by mutual written consent of the AMLP Parties and the AMGP Parties.

9.2                          Termination by Either the AMLP Parties or the AMGP Parties.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action of the AMLP Parties or the AMGP Parties if:

(a)                                 the Merger shall not have been consummated by April 30, 2019 (the “Termination Date”);

(b)                                 any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after either of the AMLP Unitholder Approval or AMGP Shareholder Approval shall have been obtained);

(c)                                  the AMLP Unitholder Approval is not obtained after a vote thereon is taken at the AMLP Unitholder Meeting;

(d)                                 the AMGP Shareholder Approval is not obtained after a vote thereon is taken at the AMGP Shareholder Meeting;

(e)                                  any of the Transactions pursuant to Section 2.4, Section 2.5, Section 2.6, Section 2.7 or Section 2.9 are not consummated;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of any of the Transactions.

9.3                          Termination by the AMLP Parties.  This Agreement may be terminated by the AMLP Parties and the Transactions may be abandoned if:

(a)                                 there has been a breach of any representation, warranty, covenant or agreement made by the AMGP Parties in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 8.3(a) or Section 8.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the Termination Date; or

(b)                                 prior to the time the AMGP Shareholder Approval is obtained, the AMGP Conflicts Committee or AMGP GP Board shall have effected an AMGP Change in Recommendation.

9.4                          Termination by the AMGP Parties.  This Agreement may be terminated by the AMGP Parties and the Transactions may be abandoned if:

(a)                                 there has been a breach of any representation, warranty, covenant or agreement made by the AMLP Parties in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 8.2(a) or Section 8.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the Termination Date; or

(b)                                 prior to the time the AMLP Unitholder Approval is obtained, the AMLP Conflicts Committee or AMLP GP Board shall have effected an AMLP Change in Recommendation.

9.5                          Expenses and Other Payments.  Except as otherwise provided in this Agreement, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated. AMGP shall pay the filing fees associated with the filing of the HSR Act notification and report form(s) in connection with the Transactions, including any such HSR Act notifications and report form(s) to be filed by the Sponsor Holders and the Management Holders in connection with the Transactions.  AMLP shall reimburse AMGP for 50% of the filing fees associated with the filing of the HSR Act notification and report form(s).

9.6                          Effect of Termination and Abandonment.  In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (a) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any knowing and intentional material breach of this Agreement, and (b) the provisions set forth in this Section 9.6 and Article X shall survive the termination of this Agreement.  As used in this Agreement, the phrase “knowing and intentional” means, with respect to any act or omission, the taking of a deliberate act, or omission, which act constitutes in and of itself a breach, even if breaching was not the conscious object of the act or omission.

ARTICLE X

Miscellaneous and General

10.1                   Survival.  No representations, warranties, covenants and agreements in this Agreement shall survive the consummation of the Transactions or the termination of this Agreement, except for (a) any such covenants and agreements in Section 9.5, Section 9.6 and Article X and (b) any covenants and agreement in this Agreement that contemplates performance after the Effective Time.

10.2                   Modification or Amendment.  Subject to the provisions of the applicable Laws, at any time prior to the Effective Time but before the AMGP Shareholder Approval or AMLP Unitholder Approval shall have been obtained, the parties hereto may modify or amend this Agreement, by written agreement of the parties hereto; provided, however, that any such amendments or modifications must be approved by the AMLP Conflicts Committee and AMGP Conflicts Committee.  After the AMGP Shareholder Approval or AMLP Unitholder Approval has been obtained, no modification or amendment of this Agreement shall be made which by Law would require the further approval of the holders of AMGP Common Shares or AMLP Common Units, as applicable, without first obtaining such further approval.

10.3                   Waiver of Conditions; Any Determinations, Decisions, Etc.  The conditions to each of the parties’ obligations to consummate the Transaction are for the sole benefit of such party and, except to the extent expressly provided herein, may be waived by such party in whole or in part to the extent permitted by applicable Laws; provided, however, that any such waiver shall only be effective if made in writing; provided, further, that the AMLP Parties or the AMGP Parties, as the case may be, may not make or authorize any such waiver without the prior approval of the AMLP GP Board (subject to approval of the AMLP Conflicts Committee) or the AMGP GP Board (subject to approval of the AMGP Conflicts Committee), as applicable.  The failure of any party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any party of any of its rights hereunder precludes any other or further exercise of such rights or any other rights hereunder or under applicable Law.  Whenever a determination, decision, approval, notice or consent of the AMLP Parties or the AMGP Parties is permitted or required pursuant to or otherwise in connection with this Agreement, such determination, decision, approval, notice or consent must be authorized or made by the AMLP GP Board and AMLP Conflicts Committee, in the case of the AMLP Parties, or the AMGP GP Board and AMGP Conflicts Committee, in the case of the AMGP Parties (unless otherwise expressly contemplated under the terms of this Agreement).

10.4                   Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.5                   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)                                 THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.  The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court declines to accept jurisdiction over such proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

(c)                                  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (and, more specifically, that immediate and irreparable harm would likewise occur if the Merger or any of the other Transactions were not consummated (unless this Agreement is validly terminated pursuant to the provisions herein) and the holders of AMLP Common Units did not receive the aggregate consideration payable to them in accordance with the terms and subject to the conditions of this Agreement).  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or in the event, but only in the event, that such court declines to accept jurisdiction over such proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.  Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.5(c), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(d)                                 To the extent any party brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the twentieth Business Day following the resolution of such action, suit or proceeding, or (ii) such other time period established by the court presiding over such action, suit or proceeding.

10.6                   Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:

If to the AMGP Parties:

Antero Midstream GP LP
1615 Wynkoop St. Denver, CO 80202
Attn:	Yvette Schultz
Telephone:	303-357-6886
Facsimile:	303-357-7315
Email:	yschultz@anteroresources.com

With a copy to:

Hunton Andrews Kurth LLP
600 Travis St., Suite 4200 Houston, TX 77002
Attn:	Melinda Brunger Bob Jewell
Telephone:	713-220-4305
Facsimile:	713-220-4285
Email:	mbrunger@huntonak.com bjewell@huntonak.com

With a copy to:

Richards, Layton & Finger, P.A.
One Rodney Square, 920 North King Street Wilmington, DE 19801

Attn:	Kenneth Jackman Srinivas Raju
Telephone:	302-651-7735
Facsimile:	302-651-7701
Email:	jackman@rlf.com raju@rlf.com

If to the AMLP Parties:

Antero Midstream Partners LP
1615 Wynkoop St. Denver, CO 80202
Attn:	Al Schopp
Telephone:	303-357-6782
Facsimile:	303-357-7315
Email:	aschopp@anteroresources.com

With a copy to:

Gibson, Dunn & Crutcher LLP
811 Main St., Suite 3000 Houston, TX 77002
Attn:	Gerald Spedale Jonathan Whalen
Telephone:	346-718-6888
Facsimile:	346-718-6988
Email:	gspedale@gibsondunn.com jwhalen@gibsondunn.com

And to:

Sidley Austin LLP
1000 Louisiana, Suite 6000 Houston, TX 77002
Attn:	J. Mark Metts George Vlahakos
Telephone:	713-495-4500
Facsimile:	713-495-7799
Email:	mmetts@sidley.com gvlahakos@sidley.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.  Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document is followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

10.7                   Entire Agreement.  This Agreement (including any exhibits hereto), the other Transaction Documents and the documents, instruments and writings delivered pursuant to this Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.  EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE AMGP PARTIES NOR THE AMLP PARTIES MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.  No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

10.8                   No Third-Party Beneficiaries.  Except for the provisions of Article IV (with respect to the rights of the former holders of AMLP Common Units to receive the Merger Consideration), Section 2.9 (with respect to the rights of the former holders of Series B Units to receive AMLP Common Units in the Series B Exchange), and Section 9.5 (with respect to the rights of the Sponsor Holders and Management Holders thereunder), the parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.  The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties.  Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 10.3 without notice or liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.9                   Transfer Taxes.  Any transfer, documentary, sales, use, stamp, registration or other such Taxes and fees (including penalties and interest) incurred by the AMLP Parties in connection with the Merger shall be paid by or on behalf of NewCo when due, and NewCo will indemnify the AMLP Parties against liability for any such Taxes.

10.10            Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.11            Successors and Assigns.  This Agreement shall not be assignable by operation of law or otherwise; provided, however, that the AMGP Parties may designate, by written notice to the AMLP Parties, another wholly owned direct or indirect Subsidiary in lieu of NewCo or Merger Sub, in which event all references herein to NewCo or Merger Sub, as applicable, shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to NewCo or Merger Sub, as applicable, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, however, that any such designation shall not materially impede or delay the consummation of the Transactions or otherwise materially impede the rights of the holders of AMLP Common Units under this Agreement.  Any purported assignment in violation of this Agreement shall be null and void.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

AMGP PARTIES:

AMGP GP LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

ANTERO MIDSTREAM GP LP

By:	AMGP GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

ANTERO IDR HOLDINGS LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

ARKROSE MIDSTREAM PREFERRED CO LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Simplification Agreement]

ARKROSE MIDSTREAM NEWCO INC.

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

ARKROSE MIDSTREAM MERGER SUB LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Simplification Agreement]

AMLP PARTIES:

ANTERO MIDSTREAM PARTNERS GP LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Simplification Agreement]